Exhibit 4.6
EXECUTION VERSION

THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT AND IRREVOCABLE PROXY
dated as of
June 6, 2008
among
RESIDENTIAL CAPITAL, LLC,
and certain of its Affiliates from time to time parties hereto, as Grantors
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
and
WELLS FARGO BANK, N.A.,
as Third Priority Collateral Agent

-i-

THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
     THIS THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”), dated as of June 6, 2008, is among Residential Capital, LLC, a Delaware limited liability company (the “Company”), GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”), Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), HomeComings Financial, LLC, a Delaware limited liability company (“Homecomings”), GMAC-RFC Holding Company, LLC, a Delaware limited liability company (“RFC Holdings”), and GMAC Residential Holding Company, LLC, a Delaware limited liability company (“Residential” and each of GMAC Mortgage, RFC, Homecomings, RFC Holdings and Residential is herein a “Guarantor” and collectively, the “Guarantors”); GMAC Model Home Finance, LLC, a Delaware limited liability company (“Model Home”); Developers of Hidden Springs, LLC, a Delaware limited liability company (“Developers”) and DOA Holding Properties, LLC, a Delaware limited liability company (“DOA”) and each of Developers and DOA is herein an “Equity Pledgor” and collectively, the “Equity Pledgors”); RFC Asset Holdings II, LLC, a Delaware limited liability company (“RAHI”), and Passive Asset Transactions, LLC, a Delaware limited liability company (“PATI”; and each of RAHI and PATI is herein a “FABS Grantor” and collectively, the “FABS Grantors”); Residential Mortgage Real Estate Holdings, LLC, a Delaware limited liability company (“Residential Mortgage”), Residential Funding Real Estate Holdings, LLC, a Delaware limited liability company (“Residential Funding”), Homecomings Financial Real Estate Holdings, LLC, a Delaware limited liability company (“Homecomings Financial”), and Equity Investment I, LLC, a Delaware limited liability company (“Equity I” and each of Residential Mortgage, Residential Funding, Homecomings Financial and Equity I is herein an “Additional Account Party” and collectively, the “Additional Account Parties”); and each other Person that agrees to become a “Grantor” by executing and delivering a Joinder Agreement, pursuant to Section 16 (the Company, each Guarantor, Model Home, each Equity Pledgor, each FABS Grantor, each Additional Account Party and each such other Person is herein a “Grantor” and collectively, the “Grantors”); U.S. Bank National Association, as Trustee under the Indenture (the “Trustee”) and Wells Fargo Bank, N.A., as third priority collateral agent (together with its successor(s) thereto in such capacity, the “Third Priority Collateral Agent”) for the Notes Parties.
WITNESSETH:
     WHEREAS, the Company is issuing its 9.625% Junior Secured Guaranteed Notes Due 2015 (the “Notes”) pursuant to an Indenture, dated as of the date hereof, among the Company, the Guarantors and the Trustee (as amended, supplemented, restated or otherwise modified from time to time, the “Indenture”);
     WHEREAS, the Guarantors have pursuant to Article X of the Indenture, among other things, unconditionally guaranteed the obligations of the Company under the Indenture and the Notes (each such guarantee so made by a Guarantor herein its “Guaranty”);
     WHEREAS, following the date hereof, the Company and its Subsidiaries may incur Pari Passu Third Lien Indebtedness (as defined in the Indenture) which are secured equally and ratably with the Notes in accordance with Section 18 of this Agreement;
     WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;
     WHEREAS, pursuant to Section 8.01 of the Indenture, each Grantor has executed and delivered this Agreement; and

     WHEREAS, it is in the best interests of each Grantor to execute this Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from the issuance of the Notes and any Pari Passu Third Lien Indebtedness Agreement.
     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. When used herein and unless the context otherwise requires, (a) capitalized terms which are not otherwise defined herein have the meanings assigned to such terms in the Indenture; (b) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Assets, Fixture, General Intangibles, Goods, Health Care Insurance Receivables, Instrument, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Securities Account, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in Article 8 or Article 9 of the UCC (as defined below); and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):
     Assets has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Assigned Documents means the Note Issuance Facility Deed, the Deed of Charge, the UK Note and any other Transaction Document (as defined in the Master Definitions Schedule dated as of June 4, 2008 relating to the Warehouse Facility of English Sellers) which the Company is a party.
     Bailment Collateral has the meaning given such term in the Intercreditor Agreement.
     Bilateral Facility means the facilities listed in Schedule 7.01(t) to the Senior Secured Credit Facility on the Issue Date.
     Carrying Value has the meaning given such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Collateral means, with respect to any Grantor, all property and rights of such Grantor in which a security interest is granted pursuant to Sections 2, 3, 4 and 5.
     Collateral Control Agent has the meaning given such term in the Intercreditor Agreement.
     Computer Hardware and Software means, with respect to any Grantor, all of such Grantor’s rights (including rights as licensee and lessee) with respect to: (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing;

and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
     Deed of Charge means the deed of charge and assignment made on or about June 4, 2008 between, among others, the UK SPE, the Company and the English Security Trustee.
     Default means a “Default” as defined in the Indenture or under any Pari Passu Third Lien Indebtedness Agreement.
     Discharge of First Priority Claims has the meaning given to such term in the Intercreditor Agreement.
     Discharge of Second Priority Claims has the meaning given to such term in the Intercreditor Agreement.
     Distributions means all dividends of stock, membership interests or other ownership interests, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Share, Pledged Interest or other shares of capital stock, member interest or other ownership interests or security entitlements constituting Collateral, but shall not include Dividends.
     Dividends means cash dividends and cash distributions with respect to any Pledged Share or any Pledged Interest made in the ordinary course of business and not as a liquidating dividend.
     Dutch Assets means the Dutch Membership Interests and Dutch VFLN Receivables.
     Dutch Membership Interests means 65% of any and all rights, claims (vorderingsrechten) and interests of each of Residential Funding Company, LLC and GMAC-RFC Holding Company, LLC in their capacity as member (lid) of GMAC RFC International Holdings Coöperatief U.A. under or in connection with their membership (lidmaatschap).
     Dutch Security Documents means Dutch VFLN Agreement and the Dutch Note.
     Dutch VFLN Agreement means that certain variable funding loan note agreement dated June 4, 2008 and entered into by and between, among others, the Company, GX CE Funding B.V. and Stichting Security Trustee GX CE Funding.
     Dutch VFLN Note means any note issued by GX CE Funding B.V. to the Company under or pursuant to the Dutch VFLN Agreement.
     Dutch VFLN Receivables means any and all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)), whether present or future, whether actual or contingent, of the Company under or in connection with (i) the Dutch VFLN Agreement entered into by and between, among others, the Company, GX CE Funding B.V. and Stichting Security Trustee GX CE Funding, (ii) each Dutch VFLN Note and (iii) the Dutch VFLN Trust Deed.

     Dutch VFLN Trust Deed means that certain trust deed dated June 4, 2008 entered into by and between, among others, GX CE Funding and Stichting Security Trustee GX CE Funding in relation to the Dutch VFLN Agreement.
     English Loan Sale and Purchase Agreement means the loan sale and purchase agreement dated June 4, 2008 between the SPE, the English Sellers and the English Security Trustee.
     English Security Documents means the English Loan Sale and Purchase Agreement, the Note Issuance Facility Deed, the English Shares Charge, the UK Third Priority Deed of Assignment and each and every other document, agreement and deed entered into by the Company and/or the English Security Trustee in connection with the purchase of certain residential mortgage loans and development loans, the issuance of the UK Note and creation of security in respect of the UK Note in favor of the English Security Trustee, in each case, by the UK SPE.
     English Security Trustee means Deutsche Trustee Company Limited (in its capacity as security trustee in respect of the UK Note).
     English Sellers means GMAC-RFC Limited and GMAC-RFC Property Finance Limited.
     English Shares Charge means the Third Priority Shares Charge dated June 6, 2008 and entered into by RFC and the Third Priority Collateral Agent.
     ERISA has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Event of Default means an “Event of Default” as defined in the Indenture or under any Pari Passu Third Lien Indebtedness Agreement.
     Excluded Assets means, with respect to any Grantor and to the extent such Property does not constitute Primary Collateral, the following Property: (a) Goods securing purchase money indebtedness or capital lease obligations existing as of the Issue Date to the extent such purchase money indebtedness or capital lease obligations prohibit the granting of a security interest on such assets; (b) voting capital stock of controlled foreign corporations (as defined in the Internal Revenue Code) in excess of sixty-five percent (65%) of the voting rights of such corporations including without limitation GMAC-RFC Australia Pty Limited and GMAC RFC International Holdings Coöperatief U.A. (or any other controlled foreign corporation identified in writing by a Grantor to the Third Priority Collateral Agent); (c) any asset, including any account, note, contract, lease, financing arrangement, general intangible, equity investment, interests in joint ventures or other agreement to the extent that the grant of a security interest therein would violate applicable Requirements of Law, result in the invalidation thereof or provide any party thereto with a right of termination or default with respect thereto or with respect to any Bilateral Facility to which such asset is subject as of the Issue Date (in each case, after giving effect to applicable provisions of the UCC and other applicable Requirements of Law and principles of equity); (d) any trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark had been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.) to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability of validity of such trademark application, (e) proceeds and products of any and all of the foregoing excluded assets described in clause (a) through (d) above only to the extent such proceeds and products would constitute property or assets of the type described in clause (a) through (d) above; and (f) the Exempt Cash Reserve Account and any proceeds and products thereof.
     Exempt Cash Reserve Account has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Financial Asset-Backed Security means a collateralized mortgage obligation, a collateralized bond obligation, a collateralized loan obligation or any other security the payments on which depend primarily on the cash flow from a specified pool of financial assets.
     First Priority Collateral Agent has the meaning given to such term in the Intercreditor Agreement.
     General Intangibles means, with respect to any Grantor, all of such Grantor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of such Grantor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.
     Governmental Authority means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Without limiting the generality of the foregoing, with respect to the United States, a “Governmental Authority” shall include any United States federal, state, county, municipal or other local governmental, judicial or regulatory authority, agency, arbitration board, body, commission, instrumentality, court or quasi-governmental authority or tribunal.
     Incremental Advance means an advance made by a Grantor (i) with respect to a construction loan facility or a construction project to complete, or maintain the value of, the related construction project or (ii) under a mezzanine or working capital loan facility under which such Grantor of such Incremental Advance has a legally binding commitment to make such advance.
     Initial Collateral means assets of the Company and the Grantors that are listed on, or of a type described on, Schedule VI hereto and that exist on the Issue Date.
     Intellectual Property means all past, present and future: trade secrets and other proprietary information; rights in customer lists; trademarks, service marks, business names, trade names, domain names, designs, logos, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world (including without limitation the trade name “DITECH”); copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; rights in license agreements related to any of the Intellectual Property and income therefrom; the right to sue for all past, present and future infringements of any of the foregoing; all common law and other rights throughout the world in and to all of the foregoing; and the right to obtain all reissues, extensions or renewals of the foregoing.
     Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

     Mexican Security Documents means the Stock Pledge Agreement to be executed by RFC for the benefit of the Collateral Control Agent whereby RFC pledges (i) shares, each with a par value of $1.00 (one Peso 00/100) legal currency of Mexico, representing the corporate capital stock of GMAC RFC Auritec, S.A., (ii) shares, each with a par value of $1,000.00 (one thousand Pesos 00/100), representing a portion of the corporate capital stock of GMAC Hipotecaria, S.A. de C.V., S.F.O.L., and (iii) shares, each with a par value of $1,000.00 (one thousand Pesos 00/100), representing a portion of the corporate capital stock of GMAC Financiera, S.A. de C.V., S.F.O.L. and any and all notices, certificates, agreements and other documents to be executed and delivered by RFC pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Stock Pledge Agreement.
     Mortgage Loan has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Non-Tangible Collateral means, with respect to any Grantor, collectively, such portion of such Grantor’s Collateral that constitutes Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Investment Property, Letter-of-Credit Rights, Letters of Credit and Supporting Obligations.
     Note Issuance Facility Deed means the note issuance facility deed made on or about June 4, 2008 between, among others, Residential Capital, LLC and the UK SPE.
     Notes Documents means the Indenture, the Notes, the Security Documents and all notices, certificates, financing statements, agreements and other documents to be executed and delivered by the Company or any other Grantor pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Indenture.
     Notes Parties means the Third Priority Collateral Agent, the Collateral Control Agent, the Trustee and the Holders
     Obligations means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the Notes (other than any Additional Notes except to the extent constituting Pari Passu Third Lien Indebtedness), the Indenture, this Agreement, any other Notes Document and any Pari Passu Third Lien Indebtedness Agreement, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a case under Title 11, U.S. Code or any similar federal or state law for relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such case; provided that no obligations in respect of any Pari Passu Third Lien Indebtedness Agreement (other than Additional Notes) shall constitute “Obligations” unless the Pari Passu Third Lien Indebtedness Agent for the holders of such Indebtedness has executed a Pari Passu Third Lien Indebtedness Joinder Agreement.
     Pari Passu Third Lien Indebtedness Agent means the Person appointed or designated to act as trustee, agent or representative for the holders of Indebtedness under any Pari Passu Third Lien Indebtedness Agreement pursuant to the terms of such agreement.
     Pari Passu Third Lien Indebtedness Agreement means the indenture, credit agreement or other agreement under which any Pari Passu Third Lien Indebtedness (other than Additional Notes) are incurred and any notes or other instruments representing such Pari Passu Third Lien Indebtedness.

     Pari Passu Third Lien Indebtedness Joinder Agreement means an agreement substantially in the form of Attachment V hereto.
     Pledged Interest Issuer means each Person identified in Item B of Attachment I hereto as the Pledged Interest Issuer.
     Pledged Interests means all member interests, general or limited partnership interests or other ownership interests of any Pledged Interest Issuer described in Item B of Attachment I hereto, whether now existing or hereafter arising (other than Excluded Assets); all other member interests, general or limited partnership interests or other ownership interests issued by any Pledgor’s Subsidiaries (other than Excluded Assets) that is hereafter from time to time pledged as Collateral under this Agreement by a Pledgor; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests; and all proceeds of the foregoing.
     Pledged Note Issuer means each Person identified in Item D of Attachment I hereto as the issuer of the Pledged Note identified opposite the name of such Person.
     Pledged Note Lien means any and all liens or security interests securing the obligation of a Pledged Note Issuer evidenced by the applicable Pledged Note, and all collateral subject to such liens and security interests.
     Pledged Notes means all of the promissory notes described in Item D of Attachment I hereto, and all other promissory notes of any Pledged Note Issuer, issued by a Pledged Note Issuer, as such promissory notes, in accordance with Section 12(j), are amended, restated, modified or supplemented from time to time; any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor; all instruments or agreements governing or representing all or any of such notes; all rights, contractual or otherwise, at any time existing with respect to such notes; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such notes; and all proceeds of the foregoing.
     Pledged Property means all Pledged Interests, all Pledged Notes, all Pledged Shares, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to the Third Priority Collateral Agent, the First Priority Collateral Agent, the Second Priority Collateral Agent or the Collateral Control Agent or may from time to time hereafter be delivered by any Pledgor to the Third Priority Collateral Agent or the Collateral Control Agent for the purpose of pledge under this Agreement or any other Notes Document or Pari Passu Third Lien Indebtedness Agreement, and all proceeds of any of the foregoing.
     Pledged Share Issuer means each Person identified in Item A of Attachment I hereto as the issuer of the Pledged Shares identified opposite the name of such Person.
     Pledged Shares means all shares of capital stock of any Pledged Share Issuer, whether now existing or hereafter arising (other than Excluded Assets) and all other shares of capital stock of any direct Subsidiary of a Pledgor that is hereafter from time to time pledged as Collateral under this Agreement by a Pledgor; all registrations, certificates, articles, or agreements governing or representing any such interest; all options and other rights, contractual or otherwise, at any time existing with respect to all or any of such shares; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and all proceeds of the foregoing.
     Pledgor means the Company, Model Home, any Guarantor or any Equity Pledgor.
     Primary Collateral means Initial Collateral, REO Property acquired as the result of foreclosure on Primary Collateral, Reinvestment Collateral, any assets acquired as a result of exercising remedies under any Initial Collateral or Reinvestment Collateral, and all proceeds of the foregoing.
     Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
     Reinvestment Collateral means additional Collateral or Supporting Assets provided pursuant to Section 4.10(b)(3) of the Indenture.
     REO Property means real estate owned property (i.e., a mortgaged property acquired through foreclosure or deed in lieu of foreclosure).
     Required Secured Parties means the holders of a majority in aggregate principal amount, voting as a single class, of (i) the Notes and (ii) any Indebtedness under Pari Passu Third Lien Agreements, in each case, excluding any holder of such Indebtedness whose vote is required to be disregarded under the Indenture or the applicable Pari Passu Third Lien Indebtedness Agreement.
     Requirements of Law means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).
     Sales Proceeds Accounts has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Second Priority Collateral Agent means Wells Fargo Bank, N.A. in its capacity as collateral agent under the security agreement for the Senior Secured Notes.
     Secured Parties means the Third Priority Collateral Agent, the Trustee, the Holders, each Pari Passu Third Lien Indebtedness Agent and any holders of Obligations under any Pari Passu Third Lien Indebtedness Agreement.
     Servicing Contract means any agreement, whether titled a “servicing agreement,” a “pooling and servicing agreement,” a “sale and servicing agreement,” or otherwise, pursuant to which any Grantor is obligated to perform collection, enforcement or foreclosure services with respect to, or to maintain and remit any funds collected from, persons obligated on any mortgage loan or pool of mortgage loans.

     Servicing P&I Advance has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     Servicing T&I Advance has the meaning given to such term in the Senior Secured Credit Facility as in effect on the Issue Date.
     UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, as used in Section 11 hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
     UK Note means the notes issued to the Company from time to time by the UK SPE pursuant to the Note Issuance Facility Deed (there being only one note outstanding at any time).
     UK Note Related Security means all Liens created in favor of the English Security Trustee by the UK SPE in connection with the issuance of the UK Note.
     UK Pledged Shares means the UK Pledged Shares in each UK Pledged Shares Company which are held by Residential Funding Company, LLC and represented by the certificates listed in Item C of Attachment I hereto and which represent 65% of the UK Pledged Shares held by Residential Funding Company, LLC in the relevant UK Pledged Shares Company together with all other shares and other assets, including any moneys and other Derivative Rights (as defined in the English Security Documents) from time to time charged to the Third Priority Collateral Agent.
     UK Pledged Shares Companies means:
     (a) GMAC-RFC Holdings Limited, a company incorporated in England and Wales (registered number 03471082) whose registered office is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ (“GMAC Holdings”);
     (b) GMAC-RFC Europe Limited, a company incorporated in England and Wales (registered number 03987700) whose registered office is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ; (“GMAC Europe”); and
     (c) RFC Investments Limited, a company incorporated in England and Wales (registered number 03488658) whose registered address is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ (“RFC Investments”),
     and UK Pledged Shares Company means any of them.
     UK Third Priority Deed of Assignment means that certain Third Priority Deed of Assignment dated June 6, 2008 and entered into by and between the Company as Chargor and the Third Priority Collateral Agent.
     UK SPE means Viaduct (No. 7) Limited.
     2. Grant of Security Interest by the Company, the Guarantors and Model Home and Certain Other Grantors. As security for the prompt payment in full in cash and performance of all Obligations, the Company and each of the Guarantors and Model Home and each other Grantor (other than a Grantor that is an Equity Pledgor, an FABS Grantor or an Additional Account Pledgor) hereby pledges to the Third Priority Collateral Agent for the benefit of the Secured Parties, and hereby grants a continuing secu-

rity interest to the Third Priority Collateral Agent for the benefit of the Secured Parties in, all of the Company’s, such Guarantor’s, Model Home’s or any such other Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
     (a) all Assets including, without limitation, all Financial Asset-Backed Securities, Servicing P&I Advances, Servicing T&I Advances, Mortgage Loans and Incremental Advances of a type specified in, or otherwise described in Schedule VI to this Agreement, and all other Property described in Schedule VI to this Agreement;
     (b) Accounts, including Health Care Insurance Receivables;
     (c) Chattel Paper, including Electronic Chattel Paper;
     (d) Commercial Tort Claims described on Schedule V hereto, as such schedule may be supplemented from time to time by any applicable Grantor in accordance with this Agreement;
     (e) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all rights in licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
     (f) Deposit Accounts;
     (g) Documents;
     (h) Financial Assets, including, without limitation, (A) all Deposit Accounts and Securities Accounts in which any Financial Assets are carried or credited, and all Investment Property (including all Security Entitlements), Instruments, Money, and other property on deposit therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited to such Deposit Accounts or Securities Accounts, (B) all agreements, contracts, documents and instruments evidencing, arising from, relating to or other otherwise delivered pursuant to or in connection with Financial Assets, (C) all cash and funds delivered to a Grantor (or its bailee or agent) in respect of such Financial Assets and any collateral securing the same, and (D) to the extent not included in the foregoing, all Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, Supporting Obligations, and Money, consisting of, arising from, or relating to or delivered pursuant to, any of the foregoing;
     (i) General Intangibles (including, without limitation, all Payment Intangibles and all rights, titles and interests in the English Security Documents, the Dutch Security Documents and the Mexican Security Documents);
     (j) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
     (k) Instruments;
     (l) Intellectual Property;

     (m) (i) (A) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment I hereto, (B) all other Pledged Shares issued from time to time, (C) all Pledged Notes of each Pledged Note Issuer identified in Item D of Attachment I hereto (including, without limitation, the UK Note and the Dutch VFLN Note), (D) all other Pledged Notes issued from time to time, (E) all Pledged Note Liens, (F) all issued and outstanding member interests, general or limited partnership interests or other ownership interests of each Pledged Interest Issuer identified in Item B of Attachment I hereto, (G) all other Pledged Interests issued from time to time, (H) all other Pledged Property, whether now or hereafter delivered to the Third Priority Collateral Agent, the Collateral Control Agent, the First Priority Collateral Agent or the Second Priority Collateral Agent in connection with this Agreement, and (I) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; (ii) all Sales Proceeds Accounts and all funds, properties and assets (including financial assets) deposited therein or carried in or credited thereto; and (iii) to the extent not included in the foregoing clause (m)(i), all other Investment Property (including, without limitation, Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);
     (n) Letter-of-Credit Rights and Letters of Credit;
     (o) Money (of every jurisdiction whatsoever);
     (p) Dutch Assets;
     (q) UK Pledged Shares and UK Note;
     (r) Supporting Obligations;
     (s) Servicing Contracts;
     (t) Investment Property; and
     (u) to the extent not included in the foregoing, all other personal assets and property of any kind or description;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to, any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing; provided that, notwithstanding the foregoing, the “Collateral” described in this Section 2 shall not include Excluded Assets.
     The Company agrees with the Third Priority Collateral Agent and undertakes to pledge or, as the case may be, to pledge in advance the Dutch VFLN Receivables and each of RFC and RFC Holdings agrees with the Third Priority Collateral Agent and undertakes to pledge or, as the case may be, to pledge in advance the respective Dutch Membership Interests.
     3. Grant of Security Interest by Equity Pledgors. As security for the prompt payment in full in cash and performance of all Obligations, each of the Equity Pledgors hereby pledges to the Third Priority Collateral Agent for the benefit of the Secured Parties, and grants a continuing security interest to the Third Priority Collateral Agent for the benefit of the Secured Parties in, all of each such Equity Pledgor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
     (a) all Pledged Shares of each Pledged Share Issuer identified in Item A of Attachment I hereto;
     (b) all other Pledged Shares issued by any Pledged Share Issuer and pledged hereunder by any Equity Pledgor from time to time;
     (c) all promissory notes, if any, of each Pledged Note Issuer identified in Item D of Attachment I hereto;
     (d) all other Pledged Notes, if any, issued by any Pledged Note Issuer from time to time;
     (e) all Pledged Note Liens, if any;
     (f) all Pledged Interests of each Pledged Interest Issuer identified in Item B of Attachment I hereto;
     (g) all other Pledged Interests issued by any Pledged Interest Issuer and pledged hereunder by any Equity Pledgor from time to time;
     (h) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Shares or Pledged Interests;
     (i) all Deposit Accounts and all Property deposited or carried therein or credited thereto; and
     (j) all Securities Accounts and all Property (including all Investment Property and Financial Assets) deposited or carried therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited to such Securities Accounts;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to, any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing; provided that, notwithstanding the foregoing, the “Collateral” described in this Section 3 shall not include Excluded Assets.
     4. Grant of Security Interest by FABS Grantors. As security for the prompt payment in full in cash and performance of all Obligations, each of the FABS Grantors hereby pledges to the Third Priority Collateral Agent for the benefit of the Secured Parties, and grants a continuing security interest to the Third Priority Collateral Agent for the benefit of the Secured Parties, in all of each such FABS Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
     (a) all Financial Assets, including without limitation all Financial Asset-Backed Securities;

     (b) all Deposit Accounts and Securities Accounts in which any Financial Assets are carried or credited, and all Investment Property (including all Security Entitlements), Instruments, Money, and other Property on deposit or carried therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited thereto, and in any event the Securities Accounts identified opposite such FABS Grantor’s name on Exhibit A to Schedule VI hereto;
     (c) all agreements, contracts, documents and instruments evidencing, arising from, relating to or other otherwise delivered pursuant to or in connection with Financial Assets;
     (d) all cash and funds delivered to each FABS Grantor (or its bailee or agent) in respect of such Financial Assets and any collateral securing the same; and
     (e) to the extent not included in the foregoing, all Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, Supporting Obligations, and Money, consisting of, arising from, or relating to or delivered pursuant to, any of the foregoing;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing; provided that, notwithstanding the foregoing, the “Collateral” described in this Section 4 shall not include Excluded Assets.
     5. Grant of Security Interest by Additional Account Parties. As security for the prompt payment in full in cash and performance of all Obligations, each of the Additional Account Parties hereby pledges to the Third Priority Collateral Agent for the benefit of the Secured Parties, and hereby grants a continuing security interest to the Third Priority Collateral Agent for the benefit of the Secured Parties in, all of each such Additional Account Party’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
     (a) all Deposit Accounts identified opposite such Additional Account Party’s name on Schedule X hereto and in any Property deposited or carried therein or credited thereto; and
     (b) all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing;
provided that, notwithstanding the foregoing, the “Collateral” described in this Section 5 shall not include Excluded Assets.
     6. Third Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Priority Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Third Priority Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Priority Claims and the Discharge of Second Priority Claims, (i) the requirements of this Agreement to endorse, sign or deliver or give “control” as to, Collateral or proceeds thereof, to the Third Priority Collateral Agent or the Collateral

Control Agent shall be deemed satisfied by endorsement, assignment or delivery of or the giving of “control” to, such Collateral or proceeds to the First Priority Collateral Agent, Second Priority Collateral Agent or Collateral Control Agent (in each case, as bailee for the Third Priority Collateral Agent) and (ii) any endorsement, assignment or delivery to the First Priority Collateral Agent, Second Priority Collateral Agent or Collateral Control Agent (in each case, as bailee for the Third Priority Collateral Agent) shall be deemed an endorsement, assignment or delivery to the Third Priority Collateral Agent for all purposes hereunder.
     7. Representations and Warranties.
     (a) Each Grantor represents and warrants that:
     (i) no financing statement (other than any which may have been filed on behalf of the Third Priority Collateral Agent or in connection with Permitted Liens) covering any of the Collateral is on file in any public office;
     (ii) (1) such Grantor is and will be the lawful owner of all Collateral, free of all Liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement and perform such Grantor’s obligations hereunder, and to subject the Collateral to the security interest hereunder and (2) none of the Collateral of such Grantor that constitutes Primary Collateral is subject to any Liens securing Indebtedness for borrowed money other than Permitted Liens securing Permitted First Lien Indebtedness and the Junior Secured Notes on the Issue Date;
     (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Third Priority Collateral Agent or any Secured Party is and will be true and correct in all material respects as of the date specified therein (or, if no date is so specified, as of the date furnished);
     (iv) such Grantor’s true legal name as registered in the jurisdiction in which such Grantor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization, formation or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Grantor has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 2003 except as otherwise disclosed in writing to the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent);
     (v) each other location where such Grantor maintains a place of business is set forth on Schedule II hereto or as otherwise disclosed in writing to the Third Priority Collateral Agent and , the Trustee and each Pari Passu Third Lien Indebtedness Agent;
     (vi) except as disclosed on Schedule III hereto, such Grantor is not now known and during the five years preceding the date hereof has not previously been known by any trade name;
     (vii) except as disclosed on Schedule III hereto, during the five years preceding the date hereof such Grantor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Grantor been the subject of any merger or other corporate reorganization;

     (viii) Schedule IV hereto contains a complete listing of all of such Grantor’s material Intellectual Property which is subject to a registration;
     (ix) Schedule V hereto contains a complete listing of all of such Grantor’s Commercial Tort Claims in excess of $10,000,000 in value;
     (x) Schedule VII hereto identifies all direct Subsidiaries of the Company, Guarantors and each Equity Pledgor;
     (xi) Schedule IX hereto lists all Bailment Collateral such Grantor is required to deliver to the Third Priority Collateral Agent, the Collateral Control Agent, the First Priority Collateral Agent or the Second Priority Collateral Agent as of the Issue Date, such Schedule IX to be updated at any time additional Bailment Collateral may be so delivered;
     (xii) such Grantor is a corporation, limited partnership or limited liability company as specified in Schedule I hereto and is duly organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization;
     (xiii) the execution and delivery of this Agreement, the grant of the security interest, proxy and other rights granted herein and the performance by such Grantor of its obligations hereunder are within such Grantor’s corporate, partnership or limited liability company powers, have been duly authorized by all necessary corporate, partnership or limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws or other organizational documents of such Grantor or any judgment, order or decree, which is binding upon such Grantor and will not cause a breach, default or event of default under any agreement, indenture, instrument or other document to which such Grantor is a party;
     (xiv) this Agreement is a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (xv) such Grantor has not performed any act which might prevent the Third Priority Collateral Agent from enforcing any of the terms of this Agreement or which could limit the Third Priority Collateral Agent in any such enforcement;
     (xvi) no Collateral is in the possession of any Person (other than such Grantor or a custodian, securities intermediary or account bank appointed by such Grantor) asserting any claim thereto or security interest therein (other than Permitted Liens), except that the Third Priority Collateral Agent or Collateral Control Agent or their designee or agents may have possession of Collateral as contemplated pursuant to the Notes Documents;
     (xvii) this Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a third priority security interest as to all Collateral (except for Permitted Liens).

     (xviii) in the case of any Pledged Shares constituting Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer owned by the Pledgor set forth across from the name of such Pledged Share Issuer on Attachment I hereto, except as otherwise set forth thereon;
     (xix) in the case of each Pledged Note and the Pledged Note Liens, all of such Pledged Notes and Pledged Note Liens, if any, have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default;
     (xx) in the case of any Pledged Interests constituting Collateral, such Pledged Interests constitute one hundred percent (100%) of the Pledgor’s interest in the Pledged Interest Issuer (other than Excluded Assets) and the percentage of the total membership, partnership or other equity interests in the Pledged Interest Issuer indicated on Attachment I, except as otherwise set forth thereon. The Pledged Interests indicated on Attachment I are duly registered in the permanent ownership records of the respective Pledged Interests Issuer, and such registration is maintained in the principal office of such issuer. Such registration continues valid and genuine and has not been altered. All Pledged Interests have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which any Pledgor is bound. All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Collateral have been paid. No restrictions or conditions exist with respect to the registration, transfer, voting or pledge of any Pledged Interests (other than usual or customary securities laws or ERISA restrictions). All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the organizational documents of the Pledgors or the Pledged Interest Issuer have been complied with on or prior to the execution and delivery of this Agreement. Each Pledgor represents that, as of the date hereof, none of the Pledged Interests is dealt with or traded on any securities exchange or in any securities market; and
     (xxi) the information set forth on Schedule XI hereto is true and correct in all material respects.
     (b) RFC represents and warrants, with respect to the UK Pledged Shares, that:
     (i) it is the sole legal and beneficial owner of the UK Pledged Shares free from all Liens other than Permitted Liens;
     (ii) the UK Pledged Shares are fully paid;
     (iii) there are no moneys or liabilities outstanding or payable in respect of the UK Pledged Shares or any of them;
     (iv) it is lawfully entitled to create the security over the UK Pledged Shares constituted by this Agreement in favor of the Third Priority Collateral Agent;
     (v) together the UK Pledged Shares constitute 65% of the issued share capital of each UK Pledge Shares Company; and
     (vi) the UK Pledged Shares are fully transferable to the Third Priority Collateral Agent (or any other Person as the Third Priority Collateral Agent shall direct) without restriction and in particular in respect of any preemption rights or restrictions in the articles of association of any UK Pledged Shares Company all appropriate waivers have been obtained in respect of them from all other shareholders of that UK Pledged Shares Company, which are unconditional, irrevocable and legally binding and enforceable.
     8. Grantor Remains Liable; Nature of Security Interest; Subrogation, etc.
     (a) Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, (ii) the exercise by the Third Priority Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (iii) neither the Third Priority Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Third Priority Collateral Agent nor any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     (b) This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect as set forth in Section 16. All rights of the Secured Parties and the security interests granted to the Third Priority Collateral Agent (for its benefit and the benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (i) any lack of validity, legality or enforceability of any Notes Document or Pari Passu Third Lien Indebtedness Agreement, (ii) the failure of any Secured Party (A) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Notes Document, Pari Passu Third Lien Indebtedness Agreement or otherwise, or (B) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations, (iv) any reduction, limitation, impairment or termination of any Obligations (except until all Obligations have been paid in full in cash) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, (v) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Notes Document or Pari Passu Third Lien Indebtedness Agreement, (vi) any addition, exchange or release of any Collateral of the Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations, or (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.
     (c) Until one year and one day after all Obligations have been paid in full in cash, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Grantor that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement, any other Notes Document or Pari Passu Third Lien Indebtedness Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against the Company or any other Grantor or any Collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any Grantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Obligations shall not have been indefeasibly paid in full in cash, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Third Priority Collateral Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Third Priority Collateral Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and each Pari Passu Third Lien Indebtedness Agreement and that the waiver set forth in this Section 8(c) is knowingly made in contemplation of such benefits.
     (d) Except as otherwise provided in the Indenture or any Pari Passu Third Lien Indebtedness Agreement, if any Secured Party may, under applicable Requirements of Law, proceed to realize its benefits under this Agreement, the other Notes Documents or any Pari Passu Third Lien Indebtedness Agreement giving any Secured Party a lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Grantor or any other Person, whether because of any applicable Requirements of Law pertaining to “election of remedies” or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.
     9. Collections, etc. Until such time during the existence of an Event of Default as the Third Priority Collateral Agent shall notify such Grantor of the revocation of such power and authority, each Grantor (a) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Third Priority Collateral Agent may reasonably request or, in the absence of such request, as such Grantor may deem advisable; and (b) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Third Priority Collateral Agent, however, may, at any time that an Event of Default has occurred and is continuing, whether before or after any revocation of such power and authority or the maturity of any of the Obligations, notify any party obligated on any of the Non-Tangible Collateral to make payment or otherwise render performance to or for the benefit of the Third Priority Collateral Agent and enforce, by suit or otherwise, the obligations of any such party obligated on any Non-Tangible Collateral. In connection therewith, the Third Priority Collateral Agent may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Third Priority Collateral Agent following the occurrence and during the continuation of an Event of Default, each Grantor will, at its own expense, notify any party obligated on any of the Non-Tangible Collateral to make payment to the Third Priority Collateral Agent of any amounts due or to become due thereunder.
     10. Release. Collateral shall from time to time be released from the security interest created by this Agreement pursuant to and in accordance with the provisions of both the Indenture and each Pari Passu Third Lien Indebtedness Agreement. Upon any such release, the Trustee and the applicable Pari Passu Third Lien Indebtedness Agent will, at the Grantors’ joint and several expense, cause the Third Priority Collateral Agent to deliver to the relevant Grantor, without any representations, warranties or recourse of any kind whatsoever, such released Collateral held by the Third Priority Collateral Agent or

Collateral Control Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release. With respect to any such release, the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent shall be entitled to rely conclusively upon an Officer’s Certificate and an Opinion of Counsel delivered in connection with such release, which Officer’s Certificate and an Opinion of Counsel shall be in the form of Attachments III and IV, respectively.
     11. Agreements of the Grantors.
     (a) Each Grantor:
     (i) will execute such financing statements (or any equivalent filings in the United Kingdom and the Netherlands) and other documents (and pay the cost of filing or recording the same in all public offices reasonably determined to be appropriate by the Third Priority Collateral Agent or the Trustee or any Pari Passu Third Lien Indebtedness Agent) and do such other acts and things (including, without limitation, delivery to the Third Priority Collateral Agent or the Collateral Control Agent of any Instruments and Certificated Securities which constitute Collateral), all as the Third Priority Collateral Agent or the Trustee or any Pari Passu Third Lien Indebtedness Agent may from time to time reasonably request, to establish and maintain a valid perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Obligations (and each Grantor authorizes the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent to file, without limitation, any financing statement (or any equivalent filings in the United Kingdom and the Netherlands) that (i) indicates the Collateral (x) as “all property” or “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contains any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed regarding the sufficiency or filing office acceptance of any financing statement (or any equivalent filings in the United Kingdom and the Netherlands), including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement (or any equivalent filings in the United Kingdom and the Netherlands) filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; provided that, in any event, each Grantor shall take any such action, and any action listed in clauses (x) and (xi) below, for the benefit of the Third Priority Collateral Agent to the extent and at the time it is taking the same action for the benefit of the First Priority Collateral Agent or Second Priority Collateral Agent;
     (ii) will keep all its records regarding Collateral at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Grantor shall have given the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent not less than 30 days’ prior written notice;
     (iii) will not change its state of organization or incorporation and will not change its name, identity or corporate structure or its organizational identification number for the state of its incorporation, formation or organization, in each case such that any financing statement filed to perfect the Third Priority Collateral Agent’s interests under this Agreement would become seriously misleading, unless such Grantor shall have given the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent not less than 30 days’ prior notice of such change (provided that this Section 11(a)(iii) shall not be deemed to authorize any change or transaction prohibited under the Indenture or any Pari Passu Third Lien Indebtedness Agreement) and shall have taken or will timely take all action necessary to maintain continued perfection and priority of the security interest created hereunder following such change;
     (iv) to the extent practicable, will keep its records concerning the Collateral in such a manner as will enable the Third Priority Collateral Agent or its designees to determine at any time the status of the Collateral;
     (v) to the extent practicable, will furnish the Third Priority Collateral Agent such information as is available to such Grantor concerning such Grantor, the Collateral and the Account Debtors as the Third Priority Collateral Agent may from time to time reasonably request;
     (vi) will permit the Third Priority Collateral Agent, the Trustee, each Pari Passu Third Lien Indebtedness Agent and their designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice if a Default has occurred and is continuing) to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Grantor pertaining to the Collateral and the Account Debtors, and will, upon request of the Third Priority Collateral Agent during the existence of a Default and to the extent practicable, deliver to the Third Priority Collateral Agent all of such records and papers;
     (vii) will not sell, lease or assign any Collateral except as permitted by both the Notes Documents and each then extant Pari Passu Third Lien Indebtedness Agreement or create or permit to exist any Lien on any Collateral other than Permitted Liens;
     (viii) will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, following the Discharge of First Priority Claims and Discharge of Second Priority Claims, and cause all such policies to provide that loss thereunder shall be payable to the Third Priority Collateral Agent as its interest may appear (it being understood that (A) so long as no Default shall be continuing, the Third Priority Collateral Agent shall deliver any proceeds of such insurance which may be received by it to such Grantor and (B) upon the occurrence and during the continuance of a Default shall be continuing, the Required Secured Parties may direct (in writing) the Third Priority Collateral Agent to apply any proceeds of such insurance which may be received by it toward payment of the Obligations, whether or not due, in such order of application as the Required Secured Parties may determine) and such policies or certificates thereof shall, if the Third Priority Collateral Agent so requests, be deposited with or furnished to the Third Priority Collateral Agent;
     (ix) will keep all of the Collateral granted by such Grantor, Deposit Accounts and Investment Property in the United States or at such other locations outside of the United States as may be specified in writing to the Trustee and each Pari Passu Third Lien Indebtedness Agent;
     (x) will promptly notify the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim which is claiming damages in excess of $10,000,000 (or any lesser amount specified in writing by the Trustee and each Pari Passu Third Lien Indebtedness Agent or the Third Priority Collateral Agent, if a Default has occurred and is continuing) after the date hereof against any third party, and concurrently therewith deliver to the Trustee, in form and sub-

stance satisfactory to the Trustee, a supplement to Schedule V sufficiently identifying such Commercial Tort Claim for purposes of Section 9-108 of the UCC;
     (xi) will promptly notify the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent in writing upon becoming the beneficiary under any letter of credit in excess of $10,000,000 (or any lesser amount specified in writing by the Required Secured Parties or the Third Priority Collateral Agent, if a Default has occurred and is continuing) and, at the request of the Third Priority Collateral Agent following the Discharge of First Priority Claims and Discharge of Second Priority Claims, pursuant to an agreement in form and substance satisfactory to the Third Priority Collateral Agent, either (A) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Third Priority Collateral Agent of such letter of credit or (B) arrange for the Third Priority Collateral Agent to become the transferee beneficiary of such letter of credit;
     (xii) will promptly notify the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent in writing if such Grantor holds or acquires an interest in any Electronic Chattel Paper and, at the request of the Third Priority Collateral Agent take such action as the Third Priority Collateral Agent or the Trustee or any Pari Passu Third Lien Indebtedness Agent may reasonably request to vest control, under Section 9-105 of the UCC, of such Electronic Chattel Paper in the Third Priority Collateral Agent or the Collateral Control Agent;
     (xiii) if any Grantor (i) obtains any rights to any additional Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office or (ii) becomes entitled to the benefit of any additional Intellectual Property constituting Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office, or any improvement on any Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office, such Grantor will notify the Third Priority Collateral Agent in writing and use commercially reasonable efforts to cause a short form security agreement in favor of the Third Priority Collateral Agent to be filed in the United States Copyright Office or the Unites States Patent & Trademark Office, as the case may be, with respect to such Intellectual Property; provided that this covenant shall not apply to “off-the-shelf” license rights of any Grantor in any Intellectual Property or any other license rights that are not material to such Grantor;
     (xiv) acknowledges and agrees that it is not authorized to file any financing statement in favor of the Third Priority Collateral Agent without the prior written consent of the Third Priority Collateral Agent and that it will not do so without the prior written consent of the Third Priority Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC;
     (xv) agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of the First Priority Collateral Agent in any assets (other than the delivery of possessory Collateral or the grant of “control” over any Collateral to the Collateral Control Agent but including actions to perfect security interests under the laws of foreign jurisdictions), such Grantor shall also take such action to grant or perfect a Lien in favor of the Third Priority Collateral Agent to secure the Obligations;
     (xvi) will facilitate the realization of the Collateral and the exercise of all powers, authorities and discretions vested by this Agreement in the Third Priority Collateral Agent; and

     (xvii) shall in particular promptly execute all transfers, conveyances, assignments and assurances which the Third Priority Collateral Agent may reasonably request in order to preserve or protect its interest in the Collateral.
Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne jointly and severally by the Grantors. Upon the occurrence and during the continuation of an Event of Default, the Third Priority Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Grantor shall at the request of the Third Priority Collateral Agent do any and all lawful acts and execute any and all proper documents reasonably requested by the Third Priority Collateral Agent, the Trustee or any Pari Passu Third Lien Indebtedness Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent for all costs and expenses incurred by either of them in the exercise of their rights under this Section 11. Notwithstanding the foregoing, the Third Priority Collateral Agent shall have no obligation or liability regarding the Collateral or any proceeds thereof by reason of, or arising out of, this Agreement.
     (b) Each of RFC and RFC Holding (i) shall execute a written declaration as referred to in clause 19.12 of the articles of association (statuten) of GMAC RFC International Holdings Coöperatief U.A. pursuant to which it terminates its membership (lidmaatschap) of GMAC RFC International Holdings Coöperatief U.A., subject to the occurrence of an Event of Default or the delivery of a notice in accordance with Section 6.02 of the Indenture or the delivery of a notice of acceleration with respect to any Pari Passu Third Lien Indebtedness and (ii) shall not revoke such written declaration or otherwise take any action that results in such written declaration being nullified or declared null and void.
     (c) The Company acknowledges and agrees that (a) it shall (1) not waive any rights under nor amend, novate, repudiate, rescind or otherwise terminate or permit to be terminated any Assigned Document without the prior written consent of the Third Priority Collateral Agent; (2) diligently pursue any remedies available to it for any breach of, or in respect of any claim in relation to, any Assigned Document; (3) deposit the UK Note and any UK Note Related Security issued in relation to a UK Note pursuant to Clause 8.2 (New Note Certificate) of the Note Issuance Facility Deed with the Third Priority Collateral Agent or Collateral Control Agent; and (4) procure that the UK SPE complies with its obligations under Clause 8.2 (New Note Certificate) of the Note Issuance Facility Deed, including, without limitation, granting a power of attorney in favor of the Third Priority Collateral Agent or Collateral Control Agent in a form set out in Schedule 9 to the Note Issuance Facility Deed; and (b) all payments received by it in connection with the UK Note, including the proceeds of any redemption of the UK Note whether as a result of a disposal of any assets or otherwise, shall be deposited into an account specified by the Third Priority Collateral Agent pursuant to the written direction of the Trustee from time to time.
     12. Agreement as to Investment Property; Voting.
     (a) All certificates or Instruments, if any, representing or evidencing any Primary Collateral, including any Pledged Property, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Collateral Control Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank; provided that notes evidencing individual residential mortgage loans included in Primary Collateral need not be so delivered before September 15, 2008; and provided further that notes evidencing individual residential mortgage loans that are not included in Primary Collateral need not be so delivered.
     (b) To the extent any of its Primary Collateral constitutes a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), each Grantor shall take such other actions as necessary to grant “con-

trol” (as defined in Section 8-106 of the UCC) to the Third Priority Collateral Agent or Collateral Control Agent over such Collateral.
     (c) Not later than the earlier of (i) September 15, 2008 and (ii) the date specified by the Required Secured Parties following an Event of Default, to the extent any of its Primary Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) with a Carrying Value of $10,000,000 or more, each Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in Section 8-106 of the UCC) to the Collateral Control Agent over such Primary Collateral including, without limitation, causing delivery of such Primary Collateral or causing the issuer of such Primary Collateral, as appropriate, to agree to comply with the instructions originated by the Collateral Control Agent without further consent by the registered owner thereof.
     (d) Not later than the earlier of (i) September 15, 2008 and (ii) the date specified by the Required Secured Parties following an Event of Default, to the extent any of its Primary Collateral constitutes a “security entitlement” or a “securities account” (as such terms are defined in Sections 8-102(a)(17) and 8-501(a), respectively, of the UCC), each Grantor shall take and cause the appropriate Person (including any securities intermediary thereof) to take all actions necessary to grant “control” (as defined in Section 8-106 of the UCC) to the Collateral Control Agent over such Primary Collateral including, without limitation, causing to be delivered to the Collateral Control Agent an agreement, executed by the securities intermediary thereof whereby such securities intermediary agrees (i) that it will comply with entitlement orders originated by the Collateral Control Agent without further consent by such Grantor or any other Person with respect to all such Primary Collateral (it being understood that such agreement may provide that at all times when such securities intermediary has not been notified by the Collateral Control Agent to the contrary, the securities intermediary may comply with entitlement orders of such Grantor), (ii) to subordinate any security interest it may have in and to all such Primary Collateral to the security interest of the Collateral Control Agent therein, and (iii) that it will not agree with any Person other than the Collateral Control Agent in any manner that would grant such Person “control” over any such Primary Collateral without the Required Secured Parties’ prior written consent.
     (e) Each Pledgor will, from time to time upon the request of the Collateral Control Agent or the Third Priority Collateral Agent, promptly deliver to the Collateral Control Agent such stock powers, instruments, and similar documents, satisfactory in form and substance, following the Discharge of First Priority Claims and the Discharge of Second Priority Claims, to the Trustee and the Third Priority Collateral Agent, with respect to the Collateral as the Collateral Control Agent or the Third Priority Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Control Agent or the Third Priority Collateral Agent after the occurrence of any Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of common stock, member interests or other ownership interests constituting Collateral into the name of any nominee, designated by the Trustee following the Discharge of First Priority Claims and Discharge of Second Priority Claims.
     (f) Subject to clause (g) below, each Pledgor will, at all times, keep pledged to the Third Priority Collateral Agent or Collateral Control Agent, as the case may be, pursuant to the Intercreditor Agreement, all Pledged Shares, Pledged Interests and all other shares of capital stock, member interests or other ownership interests constituting Collateral, and all securities, security entitlements and securities accounts constituting Collateral, Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Third Priority Collateral Agent with respect to the Pledged Notes, all Pledged Note Liens and all other Collateral and other securities, instruments, security entitlements, financial assets, investment property, proceeds, and rights from time to time received by or distributable to a Pledgor in respect of any Collateral.

     (g) In the event that any Dividend or Distribution is to be paid on any Pledged Share or any Pledged Interest or any payment of principal or interest is to be made on any Pledged Note at a time when no Event of Default has occurred and is continuing, such Dividend, Distribution or payment may be paid directly to the relevant Grantor. If any Event of Default has occurred and is continuing, then any such Dividend, Distribution or payment shall following the Discharge of First Priority Claims and Discharge of Second Priority Claims be paid directly to the Third Priority Collateral Agent in accordance with Section 12(h).
     (h) Following the Discharge of First Priority Claims and Discharge of Second Priority Claims, each Pledgor agrees:
     (i) following the occurrence and during the continuance of any Event of Default, promptly upon receipt thereof by any Pledgor and without any request therefor by the Third Priority Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Third Priority Collateral Agent) to the Third Priority Collateral Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Third Priority Collateral Agent as additional Collateral for use in accordance with Section 13(f); and
     (ii) after any Event of Default shall have occurred and be continuing and the Third Priority Collateral Agent has notified the relevant Pledgor of the Third Priority Collateral Agent’s intention to exercise its voting power under this clause (ii), (A) the Third Priority Collateral Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Pledged Interests or other shares of capital stock, member interests or other ownership interests constituting Collateral and EACH PLEDGOR HEREBY GRANTS THE THIRD PRIORITY COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, THE PLEDGED INTERESTS AND SUCH OTHER COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE PAYMENT IN FULL IN CASH OF ALL OBLIGATIONS; and (B) promptly to deliver to the Third Priority Collateral Agent such additional proxies and other documents as may be necessary to allow the Third Priority Collateral Agent to exercise such voting power.
     (i) All Dividends, Distributions, interest, principal, cash payments, and proceeds and all rights under the UK Note and the UK Note Related Security which may at any time and from time to time be held by a Pledgor but which such Pledgor is then obligated to deliver to the Third Priority Collateral Agent, shall, until delivery to the Third Priority Collateral Agent, be held by such Pledgor separate and apart from its other property in trust for the Third Priority Collateral Agent. The Third Priority Collateral Agent agrees that unless it has received written notice from the Required Secured Parties that an Event of Default shall have occurred and be continuing and the Third Priority Collateral Agent shall have given the notice referred to in Section 12(h)(ii), such Pledgor shall have the exclusive voting power with respect to any shares of capital stock, member interests or other ownership interest (including any of the Pledged Shares, Pledged Interests or UK Pledged Shares) constituting Collateral and the Third Priority Collateral Agent shall, upon the written request of such Pledgor, promptly deliver (at the Grantors’ joint and several expense) such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock, member interests or other ownership interests (including any of the Pledged Shares, Pledged Interests or UK Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that could reasonably be expected to be adverse in any material respect to the interests of the Third Priority Collateral Agent and the other Se-

cured Parties or be inconsistent with or violate any provision of the Indenture, any other Notes Document (including this Agreement) or any Pari Passu Third Lien Indebtednesss Agreement.
     (j) No Pledgor will, without the prior written consent of the Trustee and each Pari Passu Third Lien Indebtedness Agent: (A) enter into any agreement amending, supplementing, or waiving in any material respect any provision of any Pledged Note, any Pledged Note Lien or any UK Pledged Share (including the underlying instrument pursuant to which such Pledged Note, Pledged Note Lien or UK Pledged Share is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof, (B) take or omit to take any action the taking or the omission of that would result in any impairment or alteration of any obligation of the maker of Pledged Note, Pledged Note Lien, UK Pledged Share or other instrument constituting Collateral, (C) permit the issuance of (x) any additional equity interests of any Pledged Share Issuer or Pledged Interest Issuer (unless immediately upon such issuance the same are pledged and delivered to the Third Priority Collateral Agent, the Collateral Control Agent, the First Priority Collateral Agent or the Second Priority Collateral Agent pursuant to the terms hereof and the Intercreditor Agreement to the extent necessary to give the Third Priority Collateral Agent a security interest after such issue in at least the same percentage of such Pledgor’s outstanding interests as before such issue), (y) any securities or other ownership interests convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares or other ownership interests, or (z) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares or other ownership interests, or (D) enter into any agreement creating or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Share, Pledged Interest or UK Pledged Share that could reasonably be deemed to be adverse to the Secured Parties. Each Pledgor shall provide, or cause the relevant Pledged Share Issuer or Pledged Interest Issuer to provide, the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of the organizational documents of such relevant Pledged Share Issuer or Pledged Interest Issuer; provided that such Pledgor shall not enter into any such amendment, supplement, modification or waiver of the organizational documents of such relevant Pledged Share Issuer or Pledged Interest Issuer which could reasonably be expected to be adverse to the interests of the Secured Parties. The Pledgors covenant and agree that they shall not consent to or permit (1) any Pledged Interest to be dealt with or traded on any securities exchanges or in any securities market or (2) any Pledge Interest Issuer to elect to have its Pledged Interests treated as a “security” under Article 8 of the UCC unless the relevant Pledgors have (I) caused such Pledged Interest to be certificated and (II) delivered all certificates evidencing such Pledged Interest to the Collateral Control Agent, together with duly executed undated blank transfer powers, or other equivalent instruments of transfer.
     (k) Each Pledgor shall take such actions such that its Collateral consisting of Pledged Interests and Pledged Shares at all times shall be duly authorized, validly registered, fully paid and non-assessable, and shall not be registered in violation of the organic documents of the Pledgors or the preemptive rights of any Person, if any, or of any agreement by which the Pledgors or any Pledged Share Issuer or Pledged Interest Issuer is bound.
     13. Defaults and Events of Default; Remedies.
     (a) Each Grantor hereby irrevocably appoints the Third Priority Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Third Priority Collateral Agent may request to accomplish the purposes of this Agreement, including (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (ii) to receive, endorse, and collect any drafts or other Collateral in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Third Priority Collateral Agent may request for the collection of any of the Collateral or otherwise to enforce the rights of the Third Priority Collateral Agent and the other Secured Parties with respect to any of the Collateral, and (iv) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 13 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL ALL OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH.
     (b) If an Event of Default shall have occurred and be continuing, in addition to its rights in the foregoing clause (a) and without limiting the generality of such clause, the Third Priority Collateral Agent may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable Requirements of Law and in the clauses (c) through (g) set forth below in this Section 13.
     (c) Each Grantor agrees, (i) at the Trustee or any Pari Passu Third Lien Indebtedness Agent’s request if a Default has occurred and is continuing, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) and all records for all Collateral at a convenient place or places acceptable to the Required Secured Parties, and (ii) if an Event of Default has occurred and is continuing, at the Third Priority Collateral Agent’s or Required Secured Parties’ request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Third Priority Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.
     (d) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been “sent” upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service, upon the electronic submission through telephonic services or, if by facsimile transmission, when sent against mechanical confirmation of successful transmission, as applicable. Each Grantor hereby agrees and acknowledges that: (i) with respect to Collateral that is (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and at least ten days before any proposed disposition provides notice within a reasonable time before disposition.
     (e) Each Grantor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.
     (f) Any cash proceeds of any disposition by the Third Priority Collateral Agent of any of the Collateral shall be applied by the Third Priority Collateral Agent first to payment of the Third Priority Collateral Agent’s and Collateral Control Agent’s expenses in connection with the Collateral, including, without limitation, attorneys’ fees and legal expenses, second without duplication of amounts applied pursuant to clause first above, to the indefeasible payment in full in cash, pro rata, based on the amount of Obligations outstanding under the Indenture and each Pari Passu Third Lien Indebtedness Agreement and then due and owing to (i) the Trustee to be applied as provided in the Indenture, and (ii) each Pari Passu Third Lien Indebtedness Agent to be applied as provided in the applicable Pari Passu Third Lien Indebt-

edness Agreement; and, the balance, if any, to such Grantor or as otherwise directed by a court of competent jurisdiction. Neither the Third Priority Collateral Agent nor any other Secured Party need apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Grantor has provided the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent with a written demand to apply or pay over such noncash proceeds on such basis. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Third Priority Collateral Agent arising out of the exercise by the Third Priority Collateral Agent of any rights hereunder.
     (g) [Reserved].
     (h) If any Event of Default has occurred and is continuing, the Third Priority Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below (or, if notice cannot be waived under the UCC, as required to be provided by the UCC) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Third Priority Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Third Priority Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Third Priority Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Third Priority Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (i) If any Event of Default has occurred and is continuing, the Third Priority Collateral Agent may transfer all or any part of the Collateral into the name of the Third Priority Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Third Priority Collateral Agent of any amount due or to become due thereunder, enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral, take control of any proceeds of the Collateral, and execute (in the name, place and stead of each Grantor) endorsements, assignments, transfer powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     (j) Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Third Priority Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Requirements of Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Third Priority Collateral Agent be liable nor accountable to the Grantors for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. The Third Priority Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Third Priority Collateral Agent may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     14. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, neither the Third Priority Collateral Agent nor any other Secured Party will have any duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Third Priority Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Third Priority Collateral Agent in good faith or by reason of any act or omission by the Third Priority Collateral Agent pursuant to instructions from the Third Priority Collateral Agent, except to the extent that such liability arises from the Third Priority Collateral Agent’s gross negligence or willful misconduct.
     To the extent that applicable law imposes duties on the Third Priority Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Third Priority Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Required Secured Parties or to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Third Priority Collateral Agent against risks of loss, collection or disposition of Collateral, or to provide to the Third Priority Collateral Agent a guaranteed return from the collection or disposition of Collateral or (l) to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Third Priority Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Third Priority Collateral Agent would not be commercially unreasonable in the Third Priority Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Third Priority Collateral Agent shall not be deemed commercially unreasonable solely on account of not being specifically referred to in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Grantor or to impose any duties on the Third Priority Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section.

     15. Special Provisions Relating to the Third Priority Collateral Agent. The following provisions shall govern the Third Priority Collateral Agent’s rights, powers, obligations and duties under this Agreement, notwithstanding anything herein to the contrary:
     (a) The Third Priority Collateral Agent shall have no duty to act, consent or request any action of the Grantors or any other Person in connection with this Third Priority Pledge and Security Agreement and Irrevocable Proxy (including all schedules and exhibits attached hereto) unless the Third Priority Collateral Agent shall have received written direction from the Trustee and/or other Pari Passu Third Lien Indebtedness Agents, in each case, acting on behalf of the Required Secured Parties.
     (b) All indemnities to be paid under this Agreement shall be payable immediately when due in U.S. dollars (“Dollars”) in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Grantors hereby agree to jointly and severally indemnify the Third Priority Collateral Agent against any losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorney’s fees and expenses, incurred by the Third Priority Collateral Agent as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the Rate of Exchange at which the Third Priority Collateral Agent is then able to purchase Dollars with the amount of the Judgment Currency actually received by the Third Priority Collateral Agent. The indemnity set forth in this paragraph shall constitute a separate and independent obligation of the Grantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “Rate of Exchange” means the rate at which the Third Priority Collateral Agent is able to purchase Dollars with the Judgment Currency on the foreign exchange market on the relevant date and shall include any premiums and other reasonable costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. The indemnification set forth in this Section 15 shall survive the termination or assignment of this Third Priority Pledge and Security Agreement and Irrevocable Proxy and the resignation or removal of the Third Priority Collateral Agent.
     (c) For the avoidance of doubt, if there is any inconsistency between the terms of this Third Priority Pledge and Security Agreement and Irrevocable Proxy and those of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.
     (d) Each of the Trustee, the Holders, each Pari Passu Third Lien Indebtedness Agent and each holder of Pari Passu Third Lien Indebtedness hereby designate and appoint Wells Fargo Bank, N.A. to act as the Third Priority Collateral Agent under this Agreement, the other Notes Documents and any Pari Passu Third Lien Indebtedness Agreement to which it is a party, and hereby authorize the Third Priority Collateral Agent to take such actions on its behalf under the provisions of this Agreement, such other Notes Documents and each Pari Passu Third Lien Indebtedness Agreement and to exercise such powers and perform such duties as are expressly delegated to the Third Priority Collateral Agent by the terms of this Agreement, such other Notes Documents and each Pari Passu Third Lien Indebtedness Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, any other Notes Document or any such Pari Passu Third Lien Indebtedness Agreement, the Third Priority Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, such other Notes Documents and each such Pari Passu Third Lien Indebtedness Agreement or any fiduciary rela-

tionship with the Secured Parties, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Third Priority Collateral Agent.
     (e) The trustee agrees to render to the Third Priority Collateral Agent, at any time upon request of the Third Priority Collateral Agent, an accounting of the amounts of the Obligations owing to the Holders and such other information with respect to the Obligations owing to each such Person as the Third Priority Collateral Agent may reasonably request in order to give effect to the terms and conditions of this Agreement. In the event that the Trustee fails to provide any information required to be provided by it to the Third Priority Collateral Agent, then the Third Priority Collateral Agent may (but shall not be obligated to) (i) take such actions as are required to be taken by it based on the most recent information available to it or (ii) in the case of any distributions to be made pursuant to the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, hold the Holders’ share or purported share in escrow (without obligation to pay interest thereon) until the Trustee provides the required information.
     (f) Notwithstanding anything herein to the contrary, in no event shall the Third Priority Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from the Trustee or any Pari Passu Third Lien Indebtedness Agent on behalf of the Required Secured Parties. In no event shall the Third Priority Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.
     (g) The Third Priority Collateral Agent may execute any of its duties under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement by or through agents, experts or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Third Priority Collateral Agent shall not be responsible for the negligence or misconduct of any agents, experts or attorneys-in-fact selected by it in good faith.
     (h) Neither the Third Priority Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement (except for its gross negligence or willful misconduct), or (ii) responsible in any manner to any Secured Party for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement, any of the Notes Documents or Pari Passu Third Lien Indebtedness Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Third Priority Collateral Agent under or in connection with, this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Third Priority Collateral Agent shall not be under any obligation to any Secured Party or any other Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement, any Notes Document or any Pari Passu Third Lien Indebtedness Agreement is true, (iii) the performance by any Person of its obligations under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or (iv) the

breach of or default by any Person of its obligations under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement.
     (i) The Third Priority Collateral Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Agreement, in any of the Notes Documents or in any Pari Passu Third Lien Indebtedness Agreement to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, or any order of any court or administrative agency.
     (j) Beyond the exercise of reasonable care in the custody thereof and except as otherwise specifically stated in this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, the Third Priority Collateral Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to preservation of rights against prior parties or any other rights pertaining thereto.
     (k) The Third Priority Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Third Priority Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Third Priority Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence, bad faith or willful misconduct and (B) the Third Priority Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.
     (l) The Third Priority Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Third Priority Collateral Agent in good faith, except to the extent of the Third Priority Collateral Agent’s gross negligence, bad faith or willful misconduct.
     (m) The Third Priority Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Third Priority Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.
     (n) Notwithstanding anything in this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement to the contrary, (i) in no event shall the Third Pri-

ority Collateral Agent or any officer, director, employee, representative or agent of the Third Priority Collateral Agent be liable under or in connection with this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Third Priority Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) the Third Priority Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Notes Documents and each Pari Passu Third Lien Indebtedness Agreement to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Document or Pari Passu Third Lien Indebtedness Agreement, as applicable. In no event shall the Third Priority Collateral Agent be obligated to invest any amounts received by it hereunder.
     (o) The Third Priority Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Third Priority Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. Any statement or advice of counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer of the Trustee. In connection with any request or direction of the Trustee, the Third Priority Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any instruction delivered by the Trustee. The Third Priority Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement (i) if such action would, in the reasonable opinion of the Third Priority Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, (ii) if such action is not specifically provided for in this Agreement or any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, (iii) if, in connection with the taking of any such action hereunder or under any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement that would constitute an exercise of remedies hereunder, under any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement it shall not first be indemnified to its satisfaction by the Trustee and/or Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Trustee and/or Holders or the Grantors funds equal to the amount payable. The Third Priority Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement in accordance with a request of the Trustee, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Secured Parties.
     (p) If, with respect to a proposed action to be taken by it, a Third Priority Collateral Agent shall determine in good faith that the provisions of this Agreement, any other Notes Document or any Pari Passu Third Lien Indebtedness Agreement relating to the functions or responsibilities or discretionary powers of the Third Priority Collateral Agent are or may be ambiguous or inconsistent, the Third Priority Collateral Agent shall notify the Trustee and each Pari Passu Third Lien Indebtedness Agent, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Trustee and each Pari Passu Third Lien Indebtedness Agent that the action proposed to be taken by the Third Priority Collateral Agent is consistent with the terms of this Agreement, the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or is otherwise appropriate. The Third Priority Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Trustee or any Pari Passu Third Lien Indebtedness Agent on behalf of the Required Secured Parties, in this respect, and such confirmation shall be binding upon the Secured Parties.
     (q) The Third Priority Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Third Priority Collateral Agent has received a written notice or a certificate from the Trustee, any Pari Passu Third Lien Indebtedness Agent or the Grantors stating that a Default has occurred. The Third Priority Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, the Intercreditor Agreement or any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement shall require the Third Priority Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the Notes Documents, under any Pari Passu Third Lien Indebtedness Agreement or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Third Priority Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Third Priority Collateral Agent shall be under no obligation or duty to take any action under this Agreement, any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement or otherwise if taking such action (i) would subject the Third Priority Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Third Priority Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
     (r) Notwithstanding that the Third Priority Collateral Agent is appointed by and acting for and at the direction of the Secured Parties, the Grantors will jointly and severally pay upon demand to the Third Priority Collateral Agent the amount of any and all reasonable fees (including any as set forth in one or more separate fee letters of the Third Priority Collateral Agent) and out-of-pocket expenses, including the reasonable fees and expenses of its counsel, that the Third Priority Collateral Agent may incur in connection with (i) the negotiation, performance or administration of this Agreement, the Notes Documents and each Pari Passu Third Lien Indebtedness Agreement to which it is a party, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Third Priority Collateral Agent or the other Secured Parties hereunder, under the Notes Documents or under any Pari Passu Third Lien Indebtedness Agreement or (iv) the failure by the Grantors to perform or observe any of the provisions hereof or of any of the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement. The provisions of this section shall survive the termination of this Agreement and resignation or removal of the Third Priority Collateral Agent. The expenses of the Third Priority Collateral Agent incurred in connection with actions undertaken as provided in this Section 15 shall be payable jointly and severally by the Grantors to the Third Priority Collat-

eral Agent upon demand therefor (which demand shall be accompanied by an appropriate invoice).
     (s) Each of the Secured Parties expressly acknowledges that neither the Third Priority Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it (except as expressly provided herein) and that no act by the Third Priority Collateral Agent hereafter taken, including any review of the Grantors, shall be deemed to constitute any representation or warranty by the Third Priority Collateral Agent to any Secured Party. The Trustee and the Holders represent to the Third Priority Collateral Agent that it has, independently and without reliance upon the Third Priority Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors. The Trustee and the Holders also represent that each will, independently and without reliance upon the Third Priority Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Third Priority Collateral Agent hereunder, the Third Priority Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Grantors which may come into the possession of the Third Priority Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.
     (t) The Grantors, jointly and severally, agree to indemnify each of the Third Priority Collateral Agent and its officers, directors, employees, agents or attorneys-in-fact (collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses) or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement; provided that the Grantors shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from any such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction beyond all applicable appeals.
     (u) Subject to clause (bb) below, neither the Third Priority Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Subject to clause (bb) below, the powers conferred on the Third Priority Collateral Agent hereunder are solely to protect the Third Priority Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Third Priority Collateral Agent to exercise any such powers. The Third Priority Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     (v) Pursuant to any applicable law, the Grantors authorize the Third Priority Collateral Agent without obligation to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signatures of the Grantors in such form and in such offices as the Trustee or any Pari Passu Third Lien Indebtedness Agent determines appropriate to perfect the security interests of the Third Priority Collateral Agent under this Agreement. The Grantors hereby ratify and authorize the filing by the Third Priority Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, in no event shall the Third Priority Collateral Agent have any duty or obligation to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statement or continuation statement.
     (w) The Grantors acknowledge that the rights and responsibilities of the Third Priority Collateral Agent under this Agreement with respect to any action taken by the Third Priority Collateral Agent or the exercise or non-exercise by the Third Priority Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Third Priority Collateral Agent and the Secured Parties, be governed by such agreements with respect thereto as may exist from time to time among them, but, as between the Third Priority Collateral Agent and the Grantors, the Third Priority Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
     (x) Any corporation into which the Third Priority Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Third Priority Collateral Agent shall be a party, shall become a Third Priority Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.
     (y) The Third Priority Collateral Agent may resign as Third Priority Collateral Agent at any time upon written notice to the Trustee, each Pari Passu Third Lien Indebtedness Agent and the Grantors and may be removed at any time with or without cause by the Trustee and/or any Pari Passu Third Lien Indebtedness Agent in each case acting on behalf of the Required Secured Parties, with any such resignation or removal to become effective only upon the appointment of a successor Third Priority Collateral Agent under this Section. If the Third Priority Collateral Agent shall provide notice of its resignation or be removed as Third Priority Collateral Agent, then the Required Secured Parties (and if no such successor shall have been appointed within 45 days of the Third Priority Collateral Agent’s resignation or removal, the Third Priority Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall, in the case of any appointment by the Third Priority Collateral Agent, be reasonably acceptable to the Trustee and/or any Pari Passu Third Lien Indebtedness Agent in each case acting on behalf of the Required Secured Parties, and the former Third Priority Collateral Agent’s rights, powers and duties as Third Priority Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Third Priority Collateral Agent (except that the resigning Third Priority Collateral Agent at the joint and several expense of the Grantors shall deliver all Collateral then in its possession to the successor Third Priority Collateral Agent and shall execute and deliver to the successor Third Priority Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Third Priority Collateral Agent shall deem necessary or advisable) or any of the Secured Parties. After any retiring Third Priority Collateral Agent’s resignation or removal hereunder as Third Priority Collateral Agent, the provi-

sions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Third Priority Collateral Agent. In the event that a successor Third Priority Collateral Agent is not appointed within the time period specified in this Section 15 following the provision of a notice of resignation or removal of the Third Priority Collateral Agent, the Third Priority Collateral Agent or any Secured Party may petition a court of competent jurisdiction for the appointment of a successor Third Priority Collateral Agent (at the joint and several expense of the Grantors).
     (z) The Third Priority Collateral Agent shall maintain accurate and complete accounts, books, records and computer systems with respect to all matters related directly to the administration of the Collateral, in each case consistent with the customary procedures of the Third Priority Collateral Agent.
     (aa) The Third Priority Collateral Agent shall at the Grantors’ joint and several expense make available to the Trustee, each Pari Passu Third Lien Indebtedness Agent and their duly authorized representatives, attorneys and auditors, the files and accounts, books, records and computer systems maintained by the Third Priority Collateral Agent or any subcontractor or agent thereof in respect of the Collateral at the locations where such files, accounts, books, records and computer systems are maintained pursuant to this Agreement and the other Notes Documents and any Pari Passu Third Lien Indebtedness Agreement, during normal business hours and subject to reasonable prior written notice.
     (bb) Upon receipt of indemnity requested by the Third Priority Collateral Agent and assuming the requested action does not conflict with other clauses of this Section 15, the Third Priority Collateral Agent shall act upon the specific instructions of the Trustee or any Pari Passu Third Lien Indebtedness Agent on behalf of the Required Secured Parties, except for any instructions that in the good faith judgment of the Third Priority Collateral Agent may be contrary to any Security Document or applicable law.
     For the sake of clarity, the parties intend that the term “Notes Documents” includes all English Security Documents and Account Control Agreements (as defined in the Senior Secured Credit Facility as in effect on the Issue Date).
     (cc) The Collateral Control Agent shall be entitled to all of the same rights, protections, immunities and indemnities under this Agreement as are afforded to it under the Intercreditor Agreement, as if fully set forth herein.
     For the avoidance of doubt, only the Trustee or any Pari Passu Third Lien Indebtedness Agent on behalf of the Required Secured Parties are entitled to direct the Collateral Control Agent to act, consent or request any action in connection with this Agreement.
     16. General. With respect to each Subsidiary that becomes a Guarantor pursuant to Section 4.17 of the Indenture or as otherwise required by the Notes Documents or any Pari Passu Third Lien Indebtedness Agreement, the Grantors shall and at the option of the relevant Grantor, with respect to any Subsidiary that is not a Grantor, a Grantor may, cause such Subsidiary to become a Grantor hereunder, and such Subsidiary shall execute and deliver to the Third Priority Collateral Agent (with a copy to the Trustee, each Pari Passu Third Lien Indebtedness Agent and the Collateral Control Agent) a joinder agreement substantially in the form of Attachment II (each a “Joinder Agreement”) and such Subsidiary shall thereafter for all purposes be a party hereto and have the same rights and obligations as a Grantor party hereto on the Issue Date.

     Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. The Grantors hereby ratify their authorization contained in Section 11(a) for the Third Priority Collateral Agent to have filed in any Uniform Commercial Code jurisdiction prior to the date hereof any financing statement or amendment thereto filed prior to the date hereof.
     All notices hereunder shall be in writing (including facsimile transmission) and shall be sent, in the case of any Grantor, to the address of such Grantor shown in Schedule I hereto and, in the case of the Third Priority Collateral Agent, at its address set forth beneath its signature page hereto, or to such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission or e-mail shall be deemed to have been given when sent against mechanical confirmation of successful transmission; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.
     Each of the Grantors agrees to pay, jointly and severally, all fees and expenses, including attorneys’ fees paid or incurred by the Third Priority Collateral Agent, the Trustee or any Pari Passu Third Lien Indebtedness Agent in endeavoring to collect all or any portion of the Obligations, or any part thereof, and in enforcing this Agreement against such Grantor, and all such fees and expenses shall constitute Obligations.
     No delay on the part of the Third Priority Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Third Priority Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
     This Agreement shall remain in full force and effect until both (i) occurrence of the earlier of (a) the discharge of the Indenture pursuant to Article XI thereof and (b) the satisfaction of the conditions in Article XIII of the Indenture with respect to a Legal Defeasance or Covenant Defeasance of the Indenture and (ii) in the case of each Pari Passu Third Lien Indebtedness Agreement, the repayment of the Pari Passu Third Lien Indebtedness under such agreement which entitles the Grantors to obtain a release of the Liens securing such Pari Passu Third Lien Indebtedness under the Security Documents. If at any time all or any part of any payment theretofore applied by the Third Priority Collateral Agent or any Secured Party to any of the Obligations is or must be rescinded or returned by the Third Priority Collateral Agent or such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Third Priority Collateral Agent or such Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Third Priority Collateral Agent or such Secured Party had not been made.
     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Consistent with the foregoing, and notwithstanding any other provision of this Agreement to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Grantor’s obligations under this Agreement under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Grantor (the “Affected Person”), automatically and without any further action being required of such Affected Person or any Secured Party, shall be liable under this Agreement only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by such Affected Person under any pledge to secure the Obligations (or any portion thereof) at the time of the execution and delivery of this Agreement (or, if such date is determined not to be the appropriate date for determining the enforceability of such Affected Person’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical pledge voidable under applicable Requirements of Law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being any such Affected Person’s “Maximum Amount”), and not for any greater amount, as if the stated amount of this Pledge Agreement as to such Affected Person had instead been the Maximum Amount. This paragraph is intended solely to preserve the rights of Secured Parties under this Agreement to the maximum extent not subject to avoidance under applicable Requirements of Law, and neither any Affected Person nor any other person or entity shall have any right or claim under this Section with respect to the limitation described in this Agreement, except to the extent necessary so that the obligations of any Affected Person under this Agreement shall not be rendered voidable under applicable Requirements of Law. Without limiting the generality of the foregoing, the determination of a Maximum Amount for any Affected Person pursuant to the provisions of the second preceding sentence of this Section shall not in any manner reduce or otherwise affect the obligations of any other Grantor (including any other Affected Person) under the provisions of this Agreement.
     This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until both (1) the occurrence of the earlier of (a) the discharge of the Indenture pursuant to Article XI thereof and (b) the satisfaction of the conditions in Article XIII of the Indenture with respect to a Legal Defeasance or Covenant Defeasance of the Indenture and (2) in the case of each Pari Passu Third Lien Indebtedness Agreement, the repayment of the Pari Passu Third Lien Indebtedness under such agreement which entitles the Grantors to obtain a release of the Liens securing such Pari Passu Third Lien Indebtedness under the Security Documents, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Third Priority Collateral Agent hereunder, to the benefit of the Third Priority Collateral Agent and each other Secured Party and its respective successors, transferees and assigns. No Grantor may assign (unless otherwise permitted under the terms of the Notes Documents and any extant Pari Passu Third Lien Indebtedness Agreement) any of its obligations hereunder without the prior written consent of the Trustee and each Pari Passu Third Lien Indebtedness Agent.
     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Third Priority Collateral Agent a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).
     EACH PARTY HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO RIGHT TO IMMUNITY FROM THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDI-

CIAL PROCEEDINGS OF ANY COMPETENT COURT OR FROM EXECUTION OF ANY JUDGMENT OR FROM THE EXECUTION OR ENFORCEMENT THEREIN OF ANY ARBITRATION DECISION IN RESPECT OF ANY SUIT, ACTION, PROCEEDING OR ANY OTHER MATTER ARISING OUT OF OR RELATING TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT THAT ANY PARTY IS OR BECOMES ENTITLED TO ANY SUCH IMMUNITY WITH RESPECT TO THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDICIAL PROCEEDINGS OF ANY COMPETENT COURT, AND TO THE EXTENT PERMITTED BY LAW, IT DOES HEREBY AND WILL IRREVOCABLY AND UNCONDITIONALLY AGREE NOT TO PLEAD OR CLAIM ANY SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS OR ANY OTHER MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.
     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the holders of Obligations and their respective successors and permitted assignees; provided that the Trustee shall enforce this Agreement on behalf of all holders of Obligations.
     This Agreement may only be amended, waived or otherwise modified by written agreement with the prior written consent of the Grantors, the Trustee, each Pari Passu Third Lien Indebtedness Agent and the Third Priority Collateral Agent subject to the provisions of Article IX of the Indenture and the requirements of any Pari Passu Third Lien Indebtedness Agreement; provided, however, that this Agreement may be supplemented by Joinder Agreements duly executed by the Third Priority Collateral Agent, the Collateral Control Agent, the Trustee and each Grantor directly affected thereby and by updates or supplements to any Schedules, Attachments or Annexes hereto delivered in accordance with this Agreement.
     17. Foreign Pledge Agreements.

     (a) Notwithstanding anything to the contrary contained herein or in any other Notes Document or any Pari Passu Third Lien Indebtedness Agreement, in the event that any Collateral is also pledged to the Third Priority Collateral Agent to secure the Obligations by any Grantor pursuant to any security, pledge or similar agreement governed by foreign law (a “Foreign Pledge Agreement”) and the provisions of such Foreign Pledge Agreement conflict with the provisions of this Agreement, the applicable Grantor shall comply with the provisions of such Foreign Pledge Agreement and shall not be deemed to have breached any representation or covenant contained herein or in any other Notes Document or any Pari Passu Third Lien Indebtedness Agreement as a result thereof.
     (b) If Supporting Assets with respect to the Dutch VFLN Receivables or the UK Note are transferred at a time when (x) the fair market value of such Supporting Assets is less than (y) the Carrying Value thereof as of the Issue Date (the difference between such amounts beings the “Adjustment Amount”); the Company shall be entitled, following consultation with the Trustee, to reduce the outstanding principal balance of the Dutch VFLN Receivables or the UK Note, as applicable, by the Adjustment Amount; provided that such transfer complies with the applicable requirements of the Indenture and each then extant Pari Passu Third Lien Indebtedness Agreement.
     18. Pari Passu Third Lien Indebtedness
     On or after the Issue Date, the Company may from time to time designate additional obligations as Pari Passu Third Lien Indebtedness by delivering to the Third Priority Collateral Agent, the Trustee and each Pari Passu Third Lien Indebtedness Agent (a) a certificate signed by the chief financial officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Pari Passu Third Lien Indebtedness” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Pari Passu Third Lien Indebtedness Agreement, (iii) specifying the name and address of the Pari Passu Third Lien Indebtedness Agent for such obligations (if other than the Trustee) and (iv) stating that the Grantors have complied with their obligations under Sections 11 and 12; (b) except in the case of Additional Notes, a fully executed Pari Passu Third Lien Indebtedness Joinder Agreement; and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Pari Passu Third Lien Indebtedness” does not violate the terms of the Indenture and each then extant Pari Passu Third Lien Indebtedness Agreement (upon which the Third Priority Collateral Agent and the Trustee may conclusively and exclusively rely).
     19. Intercreditor Matters.
     By accepting the benefits of this Agreement, the other Security Documents and any Pari Passu Third Lien Indebtedness Agreement, as applicable, each Secured Party agrees that it is bound by the terms of the Intercreditor Agreement applicable to such Secured Party. Each of the Secured Parties acknowledges and agrees that notwithstanding the date, time or creation of any Liens securing any of the Obligations under the Security Agreement or the Security Documents, the Obligations shall be equally and ratably secured by the Liens of the Security Agreement and the Security Documents and all Liens securing any of the Obligations (and any proceeds received from the enforcement of any such Liens) shall be for the equal and ratable benefit of all Secured Parties shall be applied as provided in Section 13(f). Each Secured Party, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Parties that, to the extent any additional or substitute collateral for any of the Obligations is delivered by a Grantor to or for the benefit of any Secured Party, such collateral shall be subject to the provisions of this Section 19. Each of the Secured Parties hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Third Priority Collateral Agent for the benefit of the Secured Parties as provided in the Secu-

rity Agreement and the other Security Documents, or the relative priority of any such Lien. Subject to the Third Priority Collateral Agent’s rights under Section 15, the Required Secured Parties may direct the Third Priority Collateral Agent in exercising any remedy available to the Third Priority Collateral Agent under this Agreement or any Security Document. In the absence of any such instruction, the Third Priority Collateral Agent may (but shall be under no obligation to) exercise such rights and remedies in any manner that complies with Section 15.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

RESIDENTIAL CAPITAL, LLC, as Grantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

RESIDENTIAL FUNDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

GMAC MORTGAGE, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

HOMECOMINGS FINANCIAL, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

GMAC-RFC HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

GMAC RESIDENTIAL HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

GMAC MODEL HOME FINANCE, LLC, as a Grantor
By:	/s/ Michael Franta
	Name:	Michael Franta
	Title:	President

DEVELOPERS OF HIDDEN SPRINGS, LLC, as Equity Pledgor
By:	/s/ Michael Franta
	Name:	Michael Franta
	Title:	President

DOA HOLDING PROPERTIES, LLC, as Equity Pledgor
By:	/s/ Michael Franta
	Name:	Michael Franta
	Title:	President

RFC ASSET HOLDINGS II, LLC, as FABS Grantor
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

PASSIVE ASSET TRANSACTIONS, LLC, as FABS Grantor
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC, as Additional Account Party
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC, as Additional Account Party
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC, as Additional Account Party
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

EQUITY INVESTMENT I, LLC, as Additional Account Party
By:	/s/ Michael Franta
	Name:	Michael Franta
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

WELLS FARGO BANK, N.A., as Third Priority Collateral Agent
By:	/s/ Nicholas D. Tally
	Name:	Nicholas D. Tally
	Title:	Vice President

SCHEDULE I
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
GRANTOR INFORMATION
RESIDENTIAL FUNDING COMPANY, LLC
Jurisdiction of Formation: Delaware
FEIN: 93-0891336
State organization ID number: 2059477
Chief Executive Office/Principal place of business:
One Meridian Crossings
Suite 100
Minneapolis, MN 55423-3940
GMAC MORTGAGE, LLC
Jurisdiction of Formation: Delaware
FEIN: 23-1694840
State organization ID number: 4143873
Chief Executive Office/Principal place of business:
1100 Virginia Drive
Fort Washington, PA 19034-3200
RESIDENTIAL CAPITAL, LLC
Jurisdiction of Formation: Delaware
FEIN: 20-1770738
State organization ID number: 3821622
Chief Executive Office/Principal place of business:
One Meridian Crossings
Suite 100
Minneapolis, MN 55423-3940
HOMECOMINGS FINANCIAL, LLC
Jurisdiction of Formation: Delaware
FEIN: 51-0369458
State organization ID number: 2550221
Chief Executive Office/Principal place of business:
One Meridian Crossings
Suite 100
Minneapolis, MN 55423

GMAC-RFC HOLDING COMPANY, LLC
Jurisdiction of Formation: Delaware
FEIN: 23-2593763
State organization ID number: 4168620
Chief Executive Office/Principal place of business:
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
GMAC RESIDENTIAL HOLDING COMPANY, LLC
Jurisdiction of Formation: Delaware
FEIN: 91-1902190
State organization ID number: 4176389
Chief Executive Office/Principal place of business:
3993 Howard Hughes Parkway
Suite 250
Las Vegas, NV 89169
GMAC MODEL HOME FINANCE, LLC
Jurisdiction of Formation: Delaware
FEIN: 54-1779094
State organization ID number: 4142191
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
RFC ASSET HOLDINGS II, LLC
Jurisdiction of Formation: Delaware
FEIN: 41-1984034
State organization ID number: 4189232
Chief Executive Office:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
Principal place of business:
3993 Howard Hughes Parkway
Suite 250
Las Vegas, NV 89169
PASSIVE ASSET TRANSACTIONS, LLC

Jurisdiction of Formation: Delaware
FEIN: 51-0404130
State organization ID number: 3306533
Chief Executive Office/Principal place of business:
1100 Virginia Drive
Fort Washington, PA 19034
DEVELOPERS OF HIDDEN SPRINGS, LLC
Jurisdiction of Formation: Delaware
FEIN: 80-0022985
State organization ID number: 4183059
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
DOA HOLDING PROPERTIES, LLC
Jurisdiction of Formation: Delaware
FEIN: 26-1424257
State organization ID number: 4454997
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
EQUITY INVESTMENT I, LLC
Jurisdiction of Formation: Delaware
FEIN: 02-0632797
State organization ID number: 3528939
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC
Jurisdiction of Formation: Delaware
FEIN: 26-2736505
State organization ID number: 4551018
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC
Jurisdiction of Formation: Delaware

FEIN: 26-2737180
State organization ID number: 4551021
Chief Executive Office/Principal place of business:
1100 Virginia Drive
Fort Washington, PA 19034
HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC
Jurisdiction of Formation: Delaware
FEIN: 26-2736869
State organization ID number: 4551020
Chief Executive Office/Principal place of business:
One Meridian Crossings, Suite 100
Minneapolis, MN 55423

SCHEDULE II
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
ADDITIONAL PLACES OF BUSINESS
None.

SCHEDULE III
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
TRADE NAMES; PRIOR LEGAL NAMES; MERGERS
1.	Trade Names; Prior Legal Names

RESIDENTIAL FUNDING COMPANY, LLC

Prior Names:	Residential Funding Corporation RFC Acquisition Corporation
GMAC MORTGAGE, LLC

Prior Names:	GMAC Mortgage Corporation
RESIDENTIAL CAPITAL, LLC

Prior Names:	Residential Capital Corporation
HOMECOMINGS FINANCIAL, LLC

Prior Names:	Homecomings Financial Network, Inc. Residential Money Centers, Inc.
GMAC-RFC HOLDING COMPANY, LLC

Prior Names:	GMAC-RFC Holding Corp. GMAC RF, Inc.
GMAC RESIDENTIAL HOLDING COMPANY, LLC

Prior Names:	GMAC Residential Holding Corp.
GMAC MODEL HOME FINANCE, LLC

Prior Names:	National Model Homes, Inc. Dynex Residential, Inc. GMAC Model Home Finance, Inc. GMAC Model Home Finance of Delaware, Inc.
RFC ASSET HOLDINGS II, LLC

Prior Names:	RFC Asset Holdings II, Inc.

PASSIVE ASSET TRANSACTIONS, LLC

Prior Names:	Passive Asset Transactions, Inc.
DEVELOPERS OF HIDDEN SPRINGS, LLC

Prior Names:	Developers of Hidden Springs, Inc.
DOA HOLDING PROPERTIES, LLC

Prior Names:	None
EQUITY INVESTMENT I, LLC

Prior Names:	Core Equity I, LLC
RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC

Prior Names:	None
RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC

Prior Names:	None
HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC

Prior Names:	None
2.	Mergers

GMAC MORTGAGE, LLC

On October 25, 2006, GMAC Mortgage, LLC merged with GMAC Mortgage Corporation.

GMAC-RFC HOLDING COMPANY, LLC

On July 11, 2006, GMAC-RFC Holding Company, LLC merged with GMAC-RFC Holding Corp.

DEVELOPERS OF HIDDEN SPRINGS, LLC

On August 10, 2006, Developers of Hidden Springs, LLC merged with Developers of Hidden Springs, Inc.

SCHEDULE IV
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
INTELLECTUAL PROPERTY
Trademarks

Serial No.	Mark	Owner	Filing Date	Status	Reg No.	Reg Date
78601736	EQUITYWISE	GMAC MORTGAGE LLC		Allowed
76546683	HOME COMMAND	GMAC MORTGAGE LLC	2003/09/24	Allowed
75278616	DITECH	GMAC MORTGAGE LLC	1997/04/21	Registered	2158800	1998/05/19
78559960	105 SELECT	GMAC MORTGAGE LLC	2005/02/03	Registered	3298930	2007/09/25
76434684	DITECH.COM - YOUR MORTGAGE	GMAC MORTGAGE LLC	2002/07/26	Registered	2721143	2003/06/03
	SOLUTION DELIVERED
76434953	I LOST ANOTHER LOAN TO DITECH	GMAC MORTGAGE LLC	2002/07/26	Registered	2721148	2003/06/03
75401660	GLORIA NILSON	GMAC MORTGAGE LLC	1997/12/08	Registered	2245688	1999/05/18
78106868	DITECH.COM - YOUR 24/7 MORTGAGE	GMAC MORTGAGE LLC	2002/02/05	Registered	2702661	2003/04/01
	SOLUTION
76494789	SERVICE YOU DESERVE. PEOPLE YOU	GMAC MORTGAGE LLC	2003/03/06	Registered	2808259	2004/01/27
	TRUST.
75604188	DITECH.COM	GMAC MORTGAGE LLC	1998/12/09	Registered	2696027	2003/03/11
76463368	CALDIRECT HOMES LOANS	GMAC MORTGAGE LLC	2002/10/31	Registered	2846071	2004/05/25
76492563	HOMESTRENGTH	GMAC MORTGAGE LLC	2003/02/26	Registered	2846225	2004/05/25
76515655	DITECH.COM - SPEED GUARANTEED	GMAC MORTGAGE LLC	2003/05/20	Registered	2861149	2004/07/06
76579265	BUILDER POWER (& DESIGN)	GMAC MORTGAGE LLC	2004/03/05	Registered	2927621	2005/02/22
76579614	CALDIRECT	GMAC MORTGAGE LLC	2004/03/08	Registered	2928628	2005/03/01
76580149	DITECH RACING	GMAC MORTGAGE LLC	2004/03/10	Registered	2928640	2005/03/01
76603778	DITECH.COM HOME LOANS	GMAC MORTGAGE LLC	2004/07/23	Registered	2928647	2005/03/01
76603959	DITECH.COM HOME LOANS (& DESIGN)	GMAC MORTGAGE LLC	2004/07/26	Registered	2928648	2005/03/01
76579639	MOVE IN AMERICA	GMAC MORTGAGE LLC	2004/03/08	Registered	2930402	2005/03/08
76579638	MOVE IN AMERICA (& DESIGN)	GMAC MORTGAGE LLC	2004/03/08	Registered	2941383	2005/04/19
76527153	TRUSTED ADVISOR, SKILLED	GMAC MORTGAGE LLC	2003/07/01	Registered	3002328	2005/09/27
	NEGOTIATOR, AND EXPERT
	FACILITATOR
76627771	P PREMIER SERVICE	GMAC MORTGAGE LLC	2005/01/13	Registered	3039786	2006/01/10
78566421	TRUSTED ADVISOR	GMAC MORTGAGE LLC	2005/02/14	Registered	3102238	2006/06/06
78646165	DITECH AT WORK	GMAC MORTGAGE LLC	2005/06/08	Registered	3122167	2006/07/25

Serial No.	Mark	Owner	Filing Date	Status	Reg No.	Reg Date
78855597	PACIFIC UNION	GMAC MORTGAGE LLC	2006/04/06	Registered	3206054	2007/02/06
78656722	BUYLINE	GMAC MORTGAGE LLC	2005/06/23	Registered	3234981	2007/04/24
78635792	ONESTOP HOMEOWNERSHIP SERVICES	GMAC MORTGAGE LLC	2005/05/24	Registered	3265985	2007/07/17
78542966	GHS MORTGAGE	GMAC MORTGAGE LLC	2005/01/06	Registered	3288664	2007/09/04
76593441	DITECH.COM FREEDOM LOAN	GMAC MORTGAGE LLC	2004/05/21	Registered	3291310	2007/09/11
76597261	GO FAST	GMAC MORTGAGE LLC	2004/06/14	Registered	3325181	2007/10/30
78566539	EXPERT FACILITATOR	GMAC MORTGAGE LLC	2005/02/14	Registered	3353357	2007/12/11
78917057	DITECH ESIGNATURE	GMAC MORTGAGE LLC	2006/06/26	Registered	3396372	2008/03/11
78883555	REAL LIFE. REAL SOLUTIONS.	GMAC MORTGAGE LLC	2006/05/15	Registered	3314584	2007/10/16
78887861	DITECH GUARANTEE	GMAC MORTGAGE, LLC	2006/05/19	Allowed
78679328	DITECH MORTGAGE SOLUTIONS	GMAC MORTGAGE, LLC	2005/07/27	Allowed
78742599	HOME REWARDS	GMAC MORTGAGE, LLC	2005/10/28	Published
78113601	HOME DREAMS ONLINE	GMAC MORTGAGE, LLC	2002/03/08	Registered	2880218	2004/08/31
78127454	BUILDER POWER	GMAC MORTGAGE, LLC	2002/05/09	Registered	2896306	2004/10/19
76495996	CAL DIRECT HOME LOANS (& DESIGN)	GMAC MORTGAGE, LLC	2003/03/10	Registered	2903746	2004/11/16
76560776	PATHWAYS	GMAC MORTGAGE, LLC	2003/11/20	Registered	2910065	2004/12/14
76561220	THE HOMESTRETCH PLAN	GMAC MORTGAGE, LLC	2003/11/21	Registered	2910069	2004/12/14
76586655	CUOTA UNICA DITECH	GMAC MORTGAGE, LLC	2004/04/14	Registered	2947511	2005/05/10
76586659	SMARTWATCH	GMAC MORTGAGE, LLC	2004/04/14	Registered	2982713	2005/08/09
76492773	HOMEFLEX	GMAC MORTGAGE, LLC	2003/02/26	Registered	2992858	2005/09/06
76576481	DITECH FLAT FEE	GMAC MORTGAGE, LLC	2004/02/20	Registered	3007701	2005/10/18
76598815	SETTLE AMERICA	GMAC MORTGAGE, LLC	2004/06/23	Registered	3025621	2005/12/13
76586657	BORRON Y CUENTA NUEVA	GMAC MORTGAGE, LLC	2004/04/14	Registered	3047591	2006/01/24
78113668	HELPING YOU MANAGE THE	GMAC MORTGAGE, LLC	2002/03/08	Registered	3068871	2006/03/14
	INVESTMENT IN YOUR HOME
76610623	FLEXSELECT	GMAC MORTGAGE, LLC	2004/09/09	Registered	3071594	2006/03/21
76560283	POWER PUNCH	GMAC MORTGAGE, LLC	2003/11/17	Registered	3077130	2006/04/04
76575312	DITECH-1	GMAC MORTGAGE, LLC	2004/02/12	Registered	3080195	2006/04/11
78622953	LA ULTIMA PALABRA EN PRESTAMOS	GMAC MORTGAGE, LLC	2005/05/04	Registered	3082700	2006/04/18
78623519	CLOSE FOR A CAUSE	GMAC MORTGAGE, LLC	2005/05/05	Registered	3085260	2006/04/25
76609555	Warehouse Express	GMAC MORTGAGE, LLC	2004/09/01	Registered	3325194	2007/10/30
74279689	HOMECOMINGS	GMAC MORTGAGE, LLC	1992/05/28	Registered	1792907	1993/09/14
76494788	PREMIER SERVICE	GMAC RESIDENTIAL	2003/03/06	Registered	2914178	2004/12/28
		HOLDING COMPANY, LLC
78855608	PACIFIC UNION ADVANTAGE	GMAC RESIDENTIAL	2006/04/06	Allowed
		HOLDING COMPANY, LLC

Serial No.	Mark	Owner	Filing Date	Status	Reg No.	Reg Date
78566532	SKILLED NEGOTIATOR	GMAC RESIDENTIAL	2005/02/14	Pending
		HOLDING COMPANY, LLC
78797825	FLEXPAT	GMAC RESIDENTIAL	2006/01/24	Allowed
		HOLDING COMPANY, LLC
78923245	SUPPLIER DIRECT (& DESIGN)	GMAC RESIDENTIAL	2006/07/06	Registered	3237366	2007/05/01
		HOLDING COMPANY, LLC
78923210	SUPPLIER DIRECT	GMAC RESIDENTIAL	2006/07/06	Registered	3237365	2007/05/01
		HOLDING COMPANY, LLC
76576712	P	GMAC RESIDENTIAL	2004/02/23	Registered	3361159	2008/01/01
		HOLDING COMPANY, LLC
77127127	KEYCHAIN ALLIANCE	RESIDENTIAL CAPITAL, LLC		Published
78139312	QUICKWISE	RESIDENTIAL FUNDING	2002/06/27	Registered	2707254	2003/04/15
		COMPANY, LLC
74348910	GOAL LINE	RESIDENTIAL FUNDING	1993/01/15	Registered	1829015	1994/03/29
		COMPANY, LLC
74713806	GOAL LOAN	RESIDENTIAL FUNDING	1995/08/10	Registered	1995345	1996/08/20
		COMPANY, LLC
78023446	LINE@PRIME	RESIDENTIAL FUNDING	2000/08/29	Registered	2552727	2002/03/26
		COMPANY, LLC
74275769	RFC	RESIDENTIAL FUNDING	1992/05/15	Registered	1840863	1994/06/21
		COMPANY, LLC
78096942	ALTERNET	RESIDENTIAL FUNDING	2001/12/06	Pending
		COMPANY, LLC

Patents

COUNTRY/TYPE	TITLE	SERIAL NO.	FILED	STATUS	PATENT NO.	ISSUED	Assignment Status

US — UTILITY	SIMULATION	11484262	2006/07/11	PUBLISHED			Assignment to
	TECHNIQUE FOR						Residential Funding
	GENERATION OF AVM						Corporation by
	AND COLLATERAL RISK						Susan Allen and
	INDICATOR RULE SET						Beth Harasimowicz

PCT	GENERATION OF AVM	PCTUS0715793	2007/07/11	PUBLISHED			Covered by the
	AND COLLATERAL RISK						assignment in
	INDICATOR RULE SET						Serial Number
11484262

US — UTILITY	SYSTEM AND METHOD	10688321	2003/10/17	OFFICE ACTION			Assignment to GMAC
	FOR EVALUATING			PENDING			RFC by Dan
	SECONDARY MARKET						Bettenburg and
	OPTIONS FOR LOANS						Frank Doherty.
This will be fixed
to show assignment
to Residential
Funding Company,
LLC

US — UTILITY	STORED, TEMPORARY	09952995	2001/09/14	APPEALED			Assignment to
	ALTERATION OF						Residential Funding
	BUSINESS LOGIC						Corporation by
Peter (Ken) Cychosz
and Brian Gilkay

SCHEDULE V
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
COMMERCIAL TORT CLAIMS
None.

SCHEDULE VI
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
INITIAL COLLATERAL
1.	Mortgage Loans
(a)	All mortgage loans identified in the ATS (as hereinafter defined) under the column “ATS FF” by the Code T215. “ATS” means the internal database maintained by Residential Funding Company, LLC for the purposes of tracking the facility to which unsold mortgage loans are pledged.

(b)	Mortgage loans (i) secured by real estate located in Canada and for which the mortgage notes are in the possession of Computershare Trust Company of Canada and (ii) sold to Residential Funding Company, LLC on or prior to the Issue Date.

(c)	Mortgage loans insured by the Federal Housing Administration (“FHA”) or the U.S. Department of Veterans Affairs (“VA”) and as to which the applicable borrower has defaulted and a claim exists against either the VA or the FHA.
2.	Servicing Advances
All right, title and interest of either Residential Funding Company, LLC or GMAC Mortgage, LLC in and to Servicing P&I Advances and Servicing T&I Advances or Servicing Corporate Advances other than (i) Servicing Contracts with FNMA, Freddie Mac or GNMA or (ii) in the case of GMAC Mortgage, LLC any rights in any Servicing Contract transferred to GMACR MORTGAGE PRODUCTS, LLC prior to the Issue Date, and (iii) in the case of Residential Funding Company, LLC, any interest in any Servicing Contract transferred to RFC-GSAP Servicer Advance, LLC prior to the Issue Date.
3.	Securities Accounts — see attached Exhibit A to this Schedule VI.

4.	Pledged Interests — see attached Exhibit B to this Schedule VI.

5.	Pledged Notes — see attached Exhibit C to this Schedule VI.

6.	Construction, Mezzanine and Working Capital Loans — (i) all first lien construction loans, including distressed construction loans, (ii) all mezzanine loans, including distressed loans, secured by equity interests in entities owning real estate and real estate-related assets, and (iii) all working capital loans which were unencumbered as of February 29, 2008.

EXHIBIT A TO SCHEDULE VI
SECURITIES ACCOUNTS

Financial
Account Owner	Institution	Account Number	Account Name

GMAC Mortgage, LLC	JP Morgan	G08567	GMAC Mortgage, LLC MSR Securities and HEQ Residual Account

GMAC Mortgage, LLC	JP Morgan	G54823	GMAC Mortgage, LLC Direct Pair Off Account

Passive Asset Transactions, LLC	JP Morgan	P66230	Passive Asset Transactions, LLC

Residential Funding Company, LLC	State Street	BGLS	Residential Funding Company, LLC Capital Markets Pledged RFC

Residential Funding Company, LLC	State Street	BGLX	Residential Funding Company, LLC PIA Pledged RFC

Residential Funding Company, LLC	State Street	BGLY	Residential Funding Company, LLC RIF Pledged RFC

Residential Funding Company, LLC	State Street	BGLU	Residential Funding Company, LLC Capital Markets Pledged RAHI II

Residential Funding Company, LLC	State Street	BGLV	Residential Funding Company, LLC RIF Pledged RAHI II

Residential Funding Company, LLC	State Street	BGLW	Residential Funding Company, LLC PIA Pledged RAHI II

EXHIBIT B TO SCHEDULE VI
PLEDGED INTERESTS

	Interest
Pledged Interests	Type of	Interests Owned		% of Interests of
Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

Hidden Springs Sewer Company, LLC	Limited Liability Company	100%	Developers of Hidden Springs, LLC	100%

DOA Properties I, LLC	Limited Liability Company	100%	DOA Holding Properties, LLC	100%

DOA Properties II, LLC	Limited Liability Company	100%	DOA Holding Properties, LLC	100%

Residential Mortgage Real Estate Holdings, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

GMCMTH, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

KBOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

LENOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

WPSHOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

RFC MHF Funding, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

Homecomings Financial Real Estate Holdings, LLC	Limited Liability Company	100%	Homecomings Financial, LLC	100%

GMAC Residential Holding Company, LLC	Limited Liability Company	100%	Residential Capital, LLC	100%

	Interest
Pledged Interests	Type of	Interests Owned		% of Interests of
Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

Developers of Hidden Springs, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

DOA Holding Properties, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

GMAC Model Home Finance, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC Construction Funding, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

EXHIBIT C TO SCHEDULE VI
PLEDGED NOTES

Pledged Note Issuer	Pledged Note	Pledged Note Holder

GX CE Funding B.V.	Note (Note Certificate No. 1) dated 4 June 2008 in the principal amount of EUR 556,992,836.00 due 3 June 2009 issued under the Variable Funding Loan Note Agreement dated 4 June 2008	Residential Capital, LLC

Viaduct (No. 7) Limited	Note dated 4 June 2008 in the principal amount of EUR 658,116,612.47 due 18 June 2008 issued under the Note Issuance Facility Deed dated on or about 2 June 2008	Residential Capital, LLC

SCHEDULE VII
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
DIRECT SUBSIDIARIES

Jurisdiction of
Incorporation
Parent	Subsidiary	(Subsidiary)

GMAC Mortgage, LLC	CAP RE of Vermont, LLC	Vermont
	Ditech, LLC	Delaware
	Executive Closing Services, LLC	Delaware
	Executive Trustee Services, LLC	Delaware
	GMAC Mortgage USA Corporation	Delaware
	GMAC Mortgage, LLC of TN	Delaware
	GMACR Mortgage Products, LLC	Delaware
	GMV Management Services, LLC	Delaware
	Horsham Funding, LLC	Delaware
	Ladue Associates, Inc.	Pennsylvania
	MINT I VFN Holdings, LLC	Delaware
	MINT I, LLC	Delaware
	Passive Asset Transactions, LLC	Delaware
	Residential Consumer Services, LLC	Delaware
	Residential Mortgage Real Estate Holdings, LLC	Delaware
	Walnut Grove Funding, LLC	Delaware

Residential Funding Company, LLC	Asset Lending Company II, LLC	Delaware
	Asset Management Performance Services, LLC	Delaware
	Developers of Hidden Springs, LLC	Delaware
	DOA Holding Properties, LLC	Delaware
	EPRE LLC	Delaware
	Equity Investment I, LLC	Delaware
	Equity Investments II, LLC	Delaware
	Equity Investment III, LLC	Delaware
	GMAC Model Home Finance, LLC	Delaware
	GMAC Model Home Finance I, LLC	Delaware
	GMAC-RFC Australia Pty Limited	Australia
	GMAC-RFC Europe Limited	U.K.
	GMAC-RFC Holdings Limited	U.K.
	GMAC-RFC Ireland Limited	U.K.
	Homecomings Financial, LLC	Delaware
	MFC Asset, LLC	Delaware
	MINT II Holdings LLC	Delaware
	MINT II, LLC	Delaware
	REG-PFH, LLC	Delaware
	Residential Asset Management Company LLC	Delaware
	Residential Funding Mortgage Exchange, LLC	Delaware
	Residential Funding of Canada Finance ULC	Canada
	Residential Funding Real Estate Holdings, LLC	Delaware

Jurisdiction of
Incorporation
Parent	Subsidiary	(Subsidiary)

	Residential Funding Securities, LLC	Delaware
	RFC — GSAP Servicer Advance, LLC	Delaware
	RFC ABS CDO WHSub I Ltd	Cayman Islands
	RFC Advance Depositor, LLC	Delaware
	RFC Asset Holdings II, LLC	Delaware
	RFC Asset Management, LLC	Delaware
	RFC Construction Funding, LLC	Delaware
	RFC Investments Limited	U.K.
	RFC Resort Funding, LLC	Delaware

GMAC-RFC Holding Company, LLC	Residential Accredit Loans, Inc.	Delaware
	Residential Asset Mortgage Products, Inc.	Delaware
	Residential Asset Securities Corporation	Delaware
	Residential Funding Company, LLC	Delaware
	Residential Funding Mortgage Securities I, Inc.	Delaware
	Residential Funding Mortgage Securities II, Inc.	Delaware

Residential Capital, LLC	GMAC Residential Holding Company, LLC	Delaware
	GMAC-RFC Holding Company, LLC	Delaware
	IB Finance Holding Company, LLC	Delaware

Homecomings Financial, LLC	HFN REO Sub II, LLC	Delaware
	Homecomings Financial Real Estate Holdings, LLC	Delaware

GMAC Residential Holding Company, LLC	GMAC Home Services, LLC	Delaware
	GMAC Mortgage, LLC	Delaware
	GHS Global Relocation UK Limited	U.K.
	GMACB Service Company, LLC	Delaware
	GMACRH Settlement Services, LLC	Delaware

Developers of Hidden Springs, LLC	Hidden Springs Sewer Company, LLC	Delaware

DOA Holding Properties, LLC	DOA Properties I, LLC	Delaware
	DOA Properties II, LLC	Delaware

GMAC Model Home Finance, LLC	GMCMTH, LLC	Delaware
	KBOne, LLC	Delaware
	LENOne, LLC	Delaware
	WPSHOne, LLC	Delaware
	RFC MHF Funding, LLC	Delaware

Residential Funding Company, LLC (99.99%)	GMAC Financiera, S.A. de C.V.	Mexico
	GMAC Hipotecaria, S.A. de C.V.	Mexico
	GMAC-RFC Brasil Ltda	Brazil
	GMAC-RFC Chile Inversiones Ltda	Chile

Residential Funding Company, LLC (99.99999968%)	GMAC-RFC Auritec, S.A.	Mexico

Jurisdiction of
Incorporation
Parent	Subsidiary	(Subsidiary)

Residential Funding Company, LLC (99%)	GMAC RFC International Holdings Cooperatief U.A.	Netherlands

GMAC-RFC Holding Company, LLC (0.01%)	GMAC RFC International Holdings Cooperatief U.A.	Netherlands

Homecomings Financial, LLC (0.01%)	GMAC-RFC Brasil Ltda	Brazil
	GMAC-RFC Chile Inversiones Ltda	Chile

Homecomings Financial, LLC (0.00000032%)	GMAC-RFC Auritec, S.A.	Mexico

SCHEDULE VIII
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
EXCLUDED SIGNIFICANT SUBSIDIARIES
None.

SCHEDULE IX
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
BAILMENT COLLATERAL
1.	Stock Certificate certifying that Residential Funding Company, LLC owns twenty-four million two hundred seventy seven thousand five hundred (24,277,500) ordinary shares of GMAC-RFC Australia Pty Limited, a corporation formed under the laws of the Australia (the “Company”), standing in its name on the books of the Company, which is represented by Certificate No. 6.
2.	Stock Certificate certifying that GMAC-RFC Holding Company, LLC (formerly known as GMAC RF, Inc.) owns one thousand (1,000) shares of common stock, par value $0.01 per share, of Residential Funding Mortgage Securities II, Inc., a corporation formed under the laws of the State of Delaware (the “Company”), standing in its name on the books of the Company, which is represented by Certificate No. 1.
3.	Stock Certificate certifying that GMAC-RFC Holding Company, LLC (formerly known as GMAC RF, Inc.) owns one thousand (1,000) shares of common stock, par value $0.01 per share, of Residential Asset Securities Corporation, a corporation formed under the laws of the State of Delaware (the “Company”), standing in its name on the books of the Company, which is represented by Certificate No. 1.
4.	Stock Certificate certifying that GMAC-RFC Holding Company, LLC (formerly known as GMAC RF, Inc.) owns one thousand (1,000) shares of common stock, par value $0.01 per share, of Residential Accredit Loans, Inc., a corporation formed under the laws of the State of Delaware (the “Company”), standing in its name on the books of the Company, which is represented by Certificate No. 1.
5.	Stock Certificate certifying that GMAC Mortgage, LLC (formerly known as GMAC Mortgage Corporation) owns three thousand (3,000) shares of common stock, par value $0.01 per share, of GMAC Mortgage USA Corporation, a corporation formed under the laws of the State of Delaware (the “Company”), standing in its name on the books of the Company, which is represented by Certificate No. 1.
6.	Note (Note Certificate No. 1) dated 4 June 2008 in the principal amount of EUR 556,992,836.00 due 3 June 2009 issued under the Variable Funding Loan Note Agreement dated 4 June 2008 between GX CE Funding B.V. (the “Issuer”) and Residential Capital, LLC (the “Holder”).
7.	Note dated 4 June 2008 in the principal amount of EUR 658,116,612.47 due 18 June 2008 issued under the Note Issuance Facility Deed dated on or about 2 June 2008 between Viaduct (No. 7) Limited (the “Issuer”) and Residential Capital, LLC (the “Holder”).

SCHEDULE X
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
DEPOSIT ACCOUNTS OF ADDITIONAL ACCOUNT PARTIES; SECURITIES ACCOUNTS OF FABS GRANTORS
     (a) Deposit Accounts of Additional Account Parties

	Financial
Account Owner	Institution	Account Number	Account Name

Residential Mortgage Real Estate Holdings, LLC	Wachovia	2000041713969	Residential Mortgage Real Estate Holdings, LLC Sales Proceeds Account for the benefit of Wells Fargo Bank, N.A. as Collateral Control Agent

Residential Funding Real Estate Holdings, LLC	Wachovia	2000041713972	Residential Funding Real Estate Holdings, LLC Sales Proceeds Account for the benefit of Wells Fargo Bank, N.A. as Collateral Control Agent

Homecomings Financial Real Estate Holdings, LLC	Wachovia	2000041713985	Homecomings Financial Real Estate Holdings, LLC Sales Proceeds Account for the benefit of Wells Fargo Bank, N.A. as Collateral Control Agent

Equity Investment I, LLC	Wachovia	2000041713493	Equity Investments I, LLC Sales Proceeds Account for the benefit of Wells Fargo, N.A. as Collateral Control Agent
     (d) Securities Accounts of FABS Grantors

Financial
Account Owner	Institution	Account Number	Account Name

Passive Asset Transactions, LLC	JP Morgan	P66230	Passive Asset Transactions, LLC

SCHEDULE XI
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
INITIAL COLLATERAL VALUE
1)	As of April 30, 2008, the carrying value of the U.S. mortgage loans referred to in Section 1(a) of Schedule VI to each of the Security Agreements was $2,063,000,000.

2)	As of April 30, 2008, the carrying value of the Canadian mortgage loans referred to on Schedule VI to each of the Security Agreements was $259,000,000.

3)	As of April 30, 2008, the carrying value of the government receivables referred to in Section 1(c) of Schedule VI to each of the Security Agreements was $207,000,000.

4)	As of April 30, 2008, the carrying value of the servicing advances referred to in Section 2 of Schedule VI to each of the Security Agreements was $763,000,000.

5)	As of April 30, 2008, the carrying value of the securities in the Securities Accounts and the securities otherwise included in Section 3 of Schedule VI to each Security Agreement was $242,000,000.

6)	As of April 30, 2008, the carrying value of the real property owned by Homecomings Financial Real Estate Holdings, LLC, GMAC Residential Holding Company, LLC, GMAC Residential Holding Company, LLC (the equity interests of which are included in Section 4 of Schedule VI to the Security Agreements) was $512,000,000.

7)	As of April 30, 2008, the carrying value of the equity interests of RFC Construction Funding, LLC included in Section 4 of Schedule VI to the Security Agreements was $971,000,000.

8)	As of April 30, 2008, the carrying value of the equity interests of Residential Funding Company, LLC, DOA Holding Properties I, LLC and DOA Properties II, LLC included in Section 4 of Schedule VI to each Security Agreement was $42,000,000.

9)	As of April 30, 2008, the carrying value of the equity interests of Developers of Hidden Springs, LLC and Hidden Springs Sewer Company, LLC included in Section 4 of Schedule VI to each Security Agreement was $8,000,000.

10)	As of April 30, 2008, the carrying value of the equity interests of GMAC Model Home Finance, LLC, KBOne, LLC, LENOne, LLC, GMCMTH, LLC and WPSHOne, LLC included in Section 4 of Schedule VI to the Security Agreements was $974,000,000.

11)	As of April 30, 2008, the carrying values of the residential mortgage loans and construction loans securing the Viaduct No. 7 Limited Pledged Note included in Section 5 of Schedule VI to the Security Agreements were $940,000,000 and $107,000,000, respectively.

12)	As of April 30, 2008, the carrying value of the residential mortgage loans and transfer certificates securing the GX CE Funding BV Pledged Note included in Section 5 of Schedule VI to the Security Agreements was $1,374,000,000.

ATTACHMENT I
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
PLEDGED EQUITY AND PLEDGED NOTES
Item A. Pledged Shares

	Common Stock
	Authorized	Outstanding
Pledged Share Issuer	Shares	Shares	Beneficial Owner	% of Shares Pledged
GMAC Mortgage USA Corporation	3,000	3,000	GMAC Mortgage, LLC	100%
Ladue Associates, Inc.	100	100	GMAC Mortgage, LLC	100%
Residential Accredit Loans, Inc.	1,000	1,000	GMAC-RFC Holding Company, LLC	100%
Residential Asset Mortgage Products, Inc.	1,000		GMAC-RFC Holding Company, LLC	100%
Residential Asset Securities Corporation	1,000	1,000	GMAC-RFC Holding Company, LLC	100%
Residential Funding Mortgage Securities I, Inc.	1,000		GMAC-RFC Holding Company, LLC	100%
Residential Funding Mortgage Securities II, Inc.	1,000	1,000	GMAC-RFC Holding Company, LLC	100%
GMAC-RFC Australia Pty Limited[1]	37,350,001 [2]	37,350,001 [5]	Residential Funding Company, LLC	65%

[1]	This is a cooperative with excluded liability.

[2]	These are ordinary shares.

Item B. Pledged Interests

	Interest
	Type of	Interests Owned		% of Interests of
Pledged Interests Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

Hidden Springs Sewer Company, LLC	Limited Liability Company	100%	Developers of Hidden Springs, LLC	100%

DOA Properties I, LLC	Limited Liability Company	100%	DOA Holding Properties, LLC	100%

DOA Properties II, LLC	Limited Liability Company	100%	DOA Holding Properties, LLC	100%

CAP RE of Vermont, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Ditech, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Executive Closing Services, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Executive Trustee Services, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

GMAC Mortgage, LLC of TN	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

GMACR Mortgage Products, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

GMV Management Services, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Horsham Funding, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

	Interest
	Type of	Interests Owned		% of Interests of
Pledged Interests Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

MINT I VFN Holdings, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

MINT I, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Passive Asset Transactions, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Residential Consumer Services, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Residential Mortgage Real Estate Holdings, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

Walnut Grove Funding, LLC	Limited Liability Company	100%	GMAC Mortgage, LLC	100%

GMCMTH, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

KBOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

LENOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

WPSHOne, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

RFC MHF Funding, LLC	Limited Liability Company	100%	GMAC Model Home Finance, LLC	100%

GMAC Home Services, LLC	Limited Liability Company	100%	GMAC Residential Holding Company, LLC	100%

	Interest
	Type of	Interests Owned		% of Interests of
Pledged Interests Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

GMAC Mortgage, LLC	Limited Liability Company	100%	GMAC Residential Holding Company, LLC	100%

GMACB Service Company, LLC	Limited Liability Company	100%	GMAC Residential Holding Company, LLC	100%

GMACRH Settlement Services, LLC	Limited Liability Company	100%	GMAC Residential Holding Company, LLC	100%

Residential Funding Company, LLC	Limited Liability Company	100%	GMAC-RFC Holding Company, LLC	100%

HFN REO Sub II, LLC	Limited Liability Company	100%	Homecomings Financial, LLC	100%

Homecomings Financial Real Estate Holdings, LLC	Limited Liability Company	100%	Homecomings Financial, LLC	100%

GMAC Residential Holding Company, LLC	Limited Liability Company	100%	Residential Capital, LLC	100%

GMAC-RFC Holding Company, LLC	Limited Liability Company	100%	Residential Capital, LLC	100%

IB Finance Holding Company, LLC	Limited Liability Company	49%	Residential Capital, LLC	100%

Asset Lending Company II, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Asset Management Performance Services, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Developers of Hidden Springs, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

	Interest
	Type of	Interests Owned		% of Interests of
Pledged Interests Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

DOA Holding Properties, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

EPRE LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Equity Investment I, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Equity Investment III, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

GMAC Model Home Finance, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

GMAC Model Home Finance I, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Homecomings Financial, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

MFC Asset, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

MINT II Holdings LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

MINT II, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

REG-PFH, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Residential Asset Management Company LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

	Interest
	Type of	Interests Owned		% of Interests of
Pledged Interests Issuer	Interest	by Pledgor	Pledgor	Pledgor Pledged

Residential Funding Mortgage Exchange, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Residential Funding Real Estate Holdings, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

Residential Funding Securities, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC Advance Depositor, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC Asset Holdings II, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC Asset Management, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC Construction Funding, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

RFC — GSAP Servicer Advance, LLC	Limited Liability Company	100%	Residential Funding Company, LLC	100%

GMAC RFC International Holdings Cooperatief U.A.	Membership Interests	100%	Residential Funding Company, LLC (99%); GMAC-RFC Holding Company, LLC (0.01%)	65%

Item C. UK Pledged Shares

	Total Number of	Shares Certificate		% of Shares
Pledged Share Issuer	Shares Issued	Number	Beneficial Owner	Pledged
GMAC-RFC Holdings Limited	188,117,940	1	Residential Funding Company, LLC	65%
GMAC-RFC Europe Limited	100	1	Residential Funding Company, LLC	65%
RFC Investments Limited	5,000,000	1	Residential Funding Company, LLC	65%
Item D. Pledged Notes

Pledged Note Issuer	Pledged Note	Pledged Note Holder

GX CE Funding B.V.	Note (Note Certificate No. 1) dated 4 June 2008 in the principal amount of EUR 556,992,836.00 due 3 June 2009 issued under the Variable Funding Loan Note Agreement dated 4 June 2008	Residential Capital, LLC

Viaduct (No. 7) Limited	Note dated 4 June 2008 in the principal amount of EUR 658,116,612.47 due 18 June 2008 issued under the Note Issuance Facility Deed dated on or about 2 June 2008	Residential Capital, LLC

ATTACHMENT II
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
Form of Joinder Agreement
This JOINDER AGREEMENT, dated as of                           , 20     , is delivered pursuant to Section 16 of the Second Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June [6], 2008, among Residential Capital, LLC certain of its affiliates from time to time parties thereto as Grantors, U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Third Priority Collateral Agent and Collateral Control Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Pledge and Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 16 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor] [a Grantor]] thereunder with the same force and effect as if originally named as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor that is a Guarantor] [Grantor that is a Guarantor] therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby mortgages, pledges, assigns, transfers and hypothecates to the Third Priority Collateral Agent for the benefit of the Secured Parties, and grants to the Third Priority Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned described in Annex A and expressly assumes all obligations and liabilities of [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor] [a Grantor]] thereunder. The undersigned hereby agrees to be bound as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor that is a Guarantor] [Grantor that is a Guarantor] for the purposes of the Pledge and Security Agreement.
The information set forth in Annex B is hereby added to the information set forth in Schedules I through XI and Attachment I to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Collateral listed on Annex A to this Joinder Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Obligations.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Name: Title:
WELLS FARGO BANK, N.A.,
as Third Priority Collateral Agent

By:

Name: Title:
WELLS FARGO BANK, N.A.,
as Collateral Control Agent

By:

Name: Title:

ANNEX A
TO JOINDER AGREEMENT
Description of Collateral
As used in the Joinder Agreement to which this Annex A is attached, the “Collateral” of the Grantor(s) executing this Joinder Agreement shall mean with respect to each such Grantor:
All of such Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
[Describe pledged collateral, which should be consistent with the collateral descriptions in Section 2, 3, 4 or 5 as appropriate]
The Grantors shall, from time to time, execute and deliver to the Trustee, as the Trustee may reasonably request, all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as the Trustee reasonably deems necessary or advisable to ensure a Third Priority, perfected security interest in all or any portion of the Collateral.

ANNEX B
TO JOINDER AGREEMENT
Updated Information to Schedules I-XI and Attachment I
to Pledge and Security Agreement and Irrevocable Proxy

ATTACHMENT III
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
Officer’s Certificate
[NAME OF GRANTOR]
     Dated as of: [                    ]
               The undersigned, being a [title] of [Name of Grantor], a [                    ] (the “Grantor”), does hereby certify that:
     1. [He][She] is a duly appointed and qualified [Title] of the Grantor and is authorized to execute and deliver this Certificate.
     2. The Grantor is requesting the release by Wells Fargo Bank, N.A., as Third Priority Collateral Agent, of the property described on Annex A hereto (the “Property”) from the security interest created by the Third Priority Pledge and Security Agreement and Irrevocable Proxy (the “Third Priority Security Agreement”), dated as of June 6, 2008, among Residential Capital, LLC, certain of its affiliates from time to time parties thereto, U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Third Priority Collateral Agent.
     3. The conditions specified in (i) Section [     ] of the Indenture, dated as of June 6, 2008, among Residential Capital, LLC, the Guarantors and U.S. Bank National Association, as Trustee, applicable to the release by the Third Priority Collateral Agent of the Property from the security interest of the Third Priority Security Agreement [and (ii) Section [                    ] of [                    ]]3 have been satisfied.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first set forth above.

[NAME OF GRANTOR]
By:
Name:
Title:

[3]	To be included with appropriate reference to collateral release provisions of agreements governing Pari Passu Third Lien Indebtedness, if applicable.

ATTACHMENT IV
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
[Letterhead of Counsel to Grantor]
[DATE]
Wells Fargo Bank, N.A.
[address]
[address]
Attention: [                    ]
U.S. Bank National Association, as Trustee
[address]
[address]
Attention: [                    ]
Re:	Third Priority Pledge and Security Agreement and Irrevocable Proxy and Indenture for 9.625% Junior Secured Guaranteed Notes due 2010
Ladies and Gentlemen:
     [I][We] have acted as [special] [other capacity] counsel to [                    ], a [                    ] (the “Grantor”), in connection with the requested release of [describe assets to be released] more particularly describe in Annex A to the Officer’s Certificate referred to below (the “Property”) from the security interest created by the Third Priority Pledge and Security Agreement and Irrevocable Proxy (the “Third Priority Security Agreement”), dated as of June 6, 2008, among Residential Capital, LLC (the “Company”), certain of its affiliates from time to time parties thereto, U.S. Bank National Association, as Trustee (the “Trustee”), and Wells Fargo Bank, N.A., as Third Priority Collateral Agent. This opinion is being furnished to you pursuant to Section 10 of the Third Priority Security Agreement and Section 8.04 of that certain Indenture (the “Indenture”) dated as of June 6, 2008 among the Company, the guarantors names therein and the Trustee. 4
     In [my][our] examination, [I][we] have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to [me][us] as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which [I][we] did not independently establish or verify, [I][we] have relied upon statements and representations of the Grantor and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

[4]	To be updated to included appropriates references to agreements governing Pari Passu Third Lien Indebtedness, if applicable.

     Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in the Third Priority Security Agreement.
     In rendering the opinions set forth herein, [I][we] have examined and relied on originals or copies of the following:
     (i) the Third Priority Security Agreement
     (ii) the Indenture; and
     (iii) an Officer’s Certificate of [                    ], a [title], of [name of applicable Grantor], dated [                    ] (the “Officer’s Certificate”) delivered by [name of applicable Grantor] pursuant to Section 10 of the Third Priority Security Agreement and Section 8.04 of the Indenture (a copy of which is attached as Exhibit A hereto).
     We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the State of [                    ].
     “Applicable Laws” means those laws, rules and regulations which, in [my][our] experience, are normally applicable to transactions of the type contemplated by the Third Priority Security Agreement but without [my][our] having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, [I][we] are of the opinion that the Officer’s Certificate is in the form required by Section [     ] of the Indenture and no other documents, instruments or certificates are required to be delivered to the Third Priority Collateral Agent or the Trustee as a condition to the requested release.
     [I][We] have made no investigation and express no opinion regarding any conclusion set forth in the Officer’s Certificate.
     [My][Our] opinion herein stated is based on the assumptions specified above.
     This opinion is furnished to you solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without [my][our] prior written consent.

Very truly yours,

ATTACHMENT V
TO THIRD PRIORITY PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
PARI PASSU THIRD LIEN INDEBTEDNESS JOINDER AGREEMENT
          The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Third Priority Security Agreement, dated as of June 6, 2008 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Residential Capital, LLC, the other Grantors party thereto and Wells Fargo Bank, N.A., as third lien collateral agent (the “Third Priority Collateral Agent”) and the other Security Documents.
          In consideration of the foregoing, the undersigned hereby:
     (i) represents that the Pari Passu Third Lien Indebtedness Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Pari Passu Third Lien Indebtedness Agent for the New Secured Parties hereunder;
     (ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;
     (iii) irrevocably appoints and authorizes the Third Priority Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Third Priority Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and
     (iv) accepts and acknowledges the terms of the Seucurity Agreement applicable to it and the New Secured Parties and agrees to serve as Pari Passu Third Lien Indebtedness Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Pari Passu Third Lien Indebtedness Joinder Agreement to be duly executed by its authorized officer as of the            day of 20     .

[NAME]
By:
Name:
Title: